Exhibit 10.1

LEASE

by and between

NLD MOUNT RIDGE LLC, a

Delaware limited liability company

(“Landlord”)

and

CALYXT, INC., a Delaware corporation

(“Tenant”)

September 6, 2017

CONCERNING LEASED PREMISES

LOCATED AT 2800 MOUNT RIDGE ROAD, ROSEVILLE, MINNESOTA

TABLE OF CONTENTS

1. THE LEASED PREMISES

2. PRELIMINARY TERM; INITIAL TERM

3. RENT

4. ACCEPTANCE OF LEASED PREMISES

5. MAINTENANCE AND REPAIRS BY TENANT

6. ABSOLUTE TRIPLE NET AND BONDABLE LEASE

7. UTILITIES

8. TAXES AND ASSESSMENTS

9. TENANT’S IMPROVEMENTS

10. INSURANCE

11. DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD

12. ABATEMENT

13. USE, COMPLIANCE WITH LAWS, ETC.

14. WASTE; NO LIENS; PROHIBITED USES; NO HAZARDOUS MATERIALS OR USES

15. TENANT REPRESENTATIONS

16. LANDLORD’S PERFORMANCE OF TENANT’S DUTIES

17. NOTICE TO MORTGAGEE

18. SUBLETTING AND ASSIGNMENT; LEASEHOLD MORTGAGES

19. EMINENT DOMAIN

20. INDEMNIFICATION

21. INSPECTION OF LEASED PREMISES

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22. DEFAULT

23. LANDLORD’S REMEDIES UPON DEFAULT

24. CONDITION OF LEASED PREMISES ON TERMINATION

25. SUCCESSORS AND ASSIGNS

26. NOTICES

27. NO ORAL AGREEMENTS

28. MERGER

29. NO WAIVER

30. WARRANTIES OF TENANT; ESTOPPEL CERTIFICATE

31. CARDING AND LANDLORD'S RIGHT OF ENTRY

32. LANDLORD AND TENANT

33. TIME OF ESSENCE

34. DEFINITION

35. MORTGAGE

36. ZONING

37. LANDLORD’S CONSENT

38. LEGAL EXPENSE; WAIVER OF JURY TRIAL

39. TITLE OF LANDLORD

40. LIMITATIONS ON LANDLORD’S LIABILITY.

41. FINANCIAL STATEMENTS

42. GOVERNING LAW

43. HEADINGS

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44. HOLDING OVER

45. RIGHTS ARE CUMULATIVE

46. MEMORANDUM OF LEASE

47. AUTHORITY TO SIGN LEASE

48. INVALIDITY.

49. CONDITIONS AND COVENANTS; PERMITTED EXCEPTIONS

50. SECURITY

51. INTERPRETATION

52. NO BROKERS

53. GUARANTY

54. SALE OF LEASED PREMISES; RIGHT OF FIRST REFUSAL

EXHIBITS:

EXHIBIT A: LEGAL DESCRIPTION
EXHIBIT B: SITE PLAN OF LEASED PREMISES
EXHIBIT C: PERMITTED EXCEPTIONS
EXHIBIT D: SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT AND TENANT'S ESTOPPEL CERTIFICATE
EXHIBIT E: MEMORANDUM OF LEASE
EXHIBIT F: LEASE GUARANTY

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TABLE OF DEFINITIONS

Defined Term	Section in Which Term is Defined

ACM (Asbestos Containing Materials)	14
Action	38
Award	19
Base Rent	3
Building	1
City	Recitals
Claims	20
Construction Agreement	Recitals
Control	18
Covenant Insurance	10
Debt Service	19
Default	22
Default Rate	8
Disaster Insurance	10
ESA (Phase I Environmental Site Assessment	14
Expansion	Recitals
Expiration Date	2
Full Insurable Value	10
Guarantor	41
Hazardous Materials	14
Indemnified Party	14
Initial Term	2
Initial Term Commencement Date	2
Land	Recitals
Landlord Notice	54
Laws	5
Lease Year	2
Leased Premises	1
Mortgagee	17
Offer	54
Option to Sublet	23
PCBs (Polychlorinated Biphenyl)	14
Permitted Affiliate	18

Permitted Assignment	18
Permitted Exceptions	1
Permitted Improvements	9
Personal Property	1
Preliminary Commencement Date	2
Preliminary Term	2
Real Property Taxes	8
Research Materials	14
Renewal Term	3
Rent	3
Repairs	11
Right of First Refusal	54
SNDA	35
Taking	19
Tenant Lien	18
Tenant Notice	54
Term	2
Third Party	54
Underlying Mortgage	17

2

LEASE

THIS LEASE (which is herein referred to as the “Lease”) is entered into and effective as of September 6, 2017, between NLD MOUNT RIDGE LLC, a Delaware limited liability company (hereinafter called “Landlord”) and CALYXT, INC., a Delaware corporation (hereinafter called “Tenant”).

RECITALS:

A.	As of the date hereof, Tenant has sold to Landlord and Landlord has purchased from Tenant certain real property consisting of approximately 10 acres and located at 2800 Mount Ridge Road, in the City of Roseville (the “City”), County of Ramsey and State of Minnesota and legally described in Exhibit A attached hereto and depicted in Exhibit A-1 attached hereto (the “Land”).

B.	A building and other improvements located on the Land also were sold by Tenant to Landlord in connection with the sale of the Land to Landlord. Tenant retained, however, ownership to certain Personal Property located on the Land, including but not limited to the furnishings now located on the Land.

C.	Tenant and Landlord have agreed that Tenant shall lease back the Land and such building and other improvements from Landlord as of the date hereof, and Landlord shall, after the date hereof, substantially expand the existing improvements for Tenant’s use and occupancy as a tenant thereof pursuant to the terms of this Lease.

D.	Tenant and Landlord have entered into that certain Escrow Agreement and Construction Agreement on or about the date hereof (the “Construction Agreement”) concerning Landlord’s and Tenant’s obligations with respect to the expansion of the existing improvements as forth in the Construction Agreement (the “Expansion”).

AGREEMENT:

Landlord and Tenant mutually agree as follows:

1.	THE LEASED PREMISES.

Landlord, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved and contained, to be paid, kept and performed by Tenant, does hereby Lease and rent unto Tenant, and Tenant hereby agrees to Lease and take upon the terms and conditions hereinafter set forth a building occupied by Tenant immediately prior to the date hereof and all other improvements (collectively, the “Building”) situated on the Land and depicted on the Site Plan attached hereto as Exhibit B, subject to the terms and requirements of the liens, restrictions and encumbrances set forth in Exhibit C attached hereto (the “Permitted Exceptions”). Upon the Initial

Term Commencement Date (as hereafter defined), the “Building” shall include all buildings, building expansions and improvements located on the Land other than those that are Tenant’s removable trade fixtures, furnishings, equipment, the greenhouses located on the Land, and all other personal property of Tenant contained in the Leased Premises including supplies and inventory located in the Leased Premises (collectively, the “Personal Property”).

The Land and Building together constitute the “Leased Premises” hereunder.

2.	PRELIMINARY TERM; INITIAL TERM.

The Preliminary Term of this Lease (the “Preliminary Term”) commenced on the date hereof (the “Preliminary Commencement Date”) and shall end on the date immediately preceding the Initial Term Commencement Date (as hereafter defined).

The Initial Term of this Lease (the “Initial Term”) shall commence the next day after issuance of a temporary certificate of occupancy or equivalent permit to occupy issued by the City for the Expansion, but if the City does not issue such a certificate or if the issuance of such certificate is dependent upon completion of any item of construction that is Tenant’s responsibility under the Construction Agreement, the Initial Term shall commence on the next day after the date set forth in a certification of substantial completion executed by Landlord’s architect or contractor confirming that the NLD Work, as defined in the Construction Agreement, has been substantially completed (such next day is referred to herein as the “Initial Term Commencement Date”), and end on the last day of the month in which the 20th annual anniversary of the Initial Term Commencement Date occurs (the “Expiration Date”) unless sooner terminated pursuant to any provision hereof. The Preliminary Term, Initial Term and any Renewal Term(s) (as defined in Section 3 hereof) for which Tenant properly has exercised a renewal option pursuant to Section 3 hereof, all collectively referred to herein as the “Term.”

For purposes of this Lease, a “Lease Year” means a period of twelve (12) consecutive calendar months during the Initial Term or any Renewal Term (as hereinafter defined) commencing on the first day of the calendar month next following the Initial Term Commencement Date or the annual anniversary thereof, as may be applicable; provided, however, that the first Lease Year shall include that period of time from the Initial Term Commencement Date until the end of the month in which the Initial Term Commencement Date occurs. Within ten (10) days after the Initial Term Commencement Date is ascertainable, Landlord and Tenant shall enter into a supplemental agreement specifying the actual date for the Initial Term Commencement Date and expiration of the Initial Term and the Base Rent during the Initial Term, as determined by the terms for calculating Base Rent set forth in the Construction Agreement.

3.	RENT.

a.	Base Rent During Preliminary Term and Initial Term. Tenant hereby covenants and agrees to pay Landlord as monthly fixed rent (“Base Rent”) for the Leased Premises during the Term the sums set forth below, subject to modification by amendment to this Lease made pursuant to the terms of the Construction Agreement, the terms therein prevailing regarding the calculation of Base Rent (it being acknowledged that Base Rent shall increase on the first day of Lease Year 6, the first day of Lease Year 11 and the first day of Lease Year 16 each Renewal Term by 7.5% of the Base Rent in effect immediately prior to such first day):

Lease	Annual	Monthly
Period	Base Rent	Base Rent

Preliminary Term	$ 490,000.00	$ 40,833.33

Lease Years 1-5	$1,336,000.00	$111,333.33

Lease Years 6-10	$1,436,200.00	$119,683.33

Lease Years 11-15	$1,543,915.00	$128,659.58

Lease Years 16-20	$1,659,708.63	$138,309.05

b.	Renewal Terms. Provided that Tenant is not in Default beyond any applicable cure period, and the property is being occupied, both when exercising its option to extend and at the commencement of the renewal Term, Tenant shall have the option to extend the Term of this Lease for four (4) successive additional renewal terms of five (5) years each commencing at the Expiration Date of the Initial Term or prior renewal term hereof (as the case may be) (each a “Renewal Term”) on the same terms and conditions as the Initial Term except that the Base Rent for each and every Lease Year during said Renewal Terms shall increase on the first day of each Renewal Term by 7.5% of the Base Rent in effect immediately prior to such first day as follows, subject to modification by amendment to this Lease made pursuant to the terms of the Construction Agreement:

Renewal	Annual	Monthly
Term	Base Rent	Base Rent

First Renewal Term
(Lease Years 21-15)	$1,784,186.77	$148,682.23

Second Renewal Term
(Lease Years 26-30)	$1,918,000.78	$159,833.40

Third Renewal Term
(Lease Years 31-35)	$2,061,850.84	$171,820.90

Fourth Renewal Term
(Lease Years 36-40)	$2,216,489.65	$184,707.47

Tenant shall give Landlord written notice of its exercise of the option for any Renewal Term not less than 270 days before the Expiration Date of the Initial Term or the date of expiration of the Renewal Term, as the case may be.

c.	Payment of Base Rent. All Base Rent shall be payable in advance and without demand on the first day of every calendar month commencing on the Commencement Date. Base Rent shall be prorated for any partial month at the beginning or end of the Term. Tenant shall pay Base Rent and all other sums due to Landlord or additional rent due hereunder (collectively, “Rent”) to Landlord, as Landlord may direct, (a) through an automatic clearing house (ACH) to a recipient identified by Landlord, (b) by wire transfer in accordance with instructions delivered by Landlord to a recipient identified by Landlord, (c) as Landlord may otherwise direct, or (d) to the following address:

NLD MOUNT RIDGE LLC

c/o Capital Real Estate, Inc.

50 South 6th Street, Suite 1480

Minneapolis, MN 55402

Attention: Manager

All Rent shall be paid in lawful money of the United States of America.

d.	No Offset. The Rent provided for under this Lease is intended to provide Landlord with an absolutely “net” return on its ownership of the Leased Premises, free of all costs of operating, owning and occupying the Leased Premises, and without any obligation for Landlord to provide any services to Tenant or with respect to the Leased Premises, except as expressly provided in this Lease. Tenant shall pay all Rent without offset, defense, counterclaim, reduction, deduction, exercise of recoupment rights, deferral, or abatement based upon: (a) any failure or alleged failure of Landlord to perform any obligations, if any, under this Lease; (b) any alleged oral amendment of the Lease (which alleged oral amendment shall in any event be of no force and effect); (c) any alleged prior overpayment of Rent not confirmed by Landlord in writing as a proper basis for future credit; (d) any alleged breach of any representation or warranty by Landlord; or I any other matter whatsoever.

4.	ACCEPTANCE OF LEASED PREMISES.

Tenant owned the land and improvements that now exist on the Leased Premises and which were constructed pursuant to plans and specifications approved by Tenant and with architects and contractors approved by Tenant. Tenant therefore is familiar with and has accepted and approved the design of the improvements and condition of the Leased Premises and the terms of the Permitted Exceptions as of the Effective Date. Pursuant to the Construction Agreement, the Expansion and other improvements to the Leased Premises constructed and/or installed by Landlord will be constructed or installed pursuant to plans and specifications approved by Tenant and with architects and contractors approved by Tenant, and Tenant and will be presumed as of the Initial Term Commencement Date to have accepted the Leased Premises in their then existing condition subject to the terms of the Permitted Exceptions. To the maximum extent permitted by law, Tenant waives any implied or statutory warranty of suitability or fitness for a particular purpose related for the Leased Premises and Tenant acknowledges that it has accepted the Leased Premises “as is,” in its current condition, with no representations, warranties or covenants, express or implied, on the part of the Landlord with respect to the condition of the same or the suitability of the Leased Premises for Tenant’s intended use. Landlord shall have no responsibility or liability for the design, construction or condition of Leased Premises and makes no warranties with respect thereto, and Landlord shall not be required to make any repairs or replacements of any kind whatsoever or to perform any maintenance whatsoever during the term of this Lease. Tenant acknowledges that Landlord has no contractor and supplier warranties in its possession. Upon request, Landlord will transfer contract and supplier warranties previously transferred by Tenant to Landlord to Tenant for the Term of this Lease which transferred warranties shall revert back to Landlord upon termination of this Lease.

5.	MAINTENANCE AND REPAIRS BY TENANT.

Tenant agrees at its expense (and Landlord shall have no obligation) to keep and maintain the entire Leased Premises, both Building and Land, in good order, condition and repair, including but not limited to maintenance and repair of all structural or load-bearing elements, roofs, walls, foundations, heating, ventilating and air conditioning systems, all building security and monitoring system, windows, plate glass walls, doors, electrical systems and equipment, mechanical equipment, plumbing and all other components of the Building, mowing of lawns, care of plantings, replacing, resurfacing and striping of walkways, driveways and parking areas, and adjacent public sidewalks, removal of snow and ice from the Leased Premises and adjacent public sidewalks, removal of trash, maintenance of utility lines and exterior lighting on the Land, and any maintenance, repairs or replacements (or fees or reserves therefor) as may be required by any Permitted Exceptions.

All such maintenance and repair shall keep the Leased Premises in a good state of repair and in a clean, safe, and sanitary condition and in compliance with all applicable laws, statutes, rules, regulations, codes, ordinances, zoning restrictions, certificate of occupancy, judicial orders and decisions, orders of governmental authorities and insurance regulations (collectively, “Laws”). Tenant must make all repairs, corrections, replacements, improvements or alterations necessitated by age, Tenant’s use and the elements or required pursuant to governmental order or mandate. Notwithstanding the foregoing, and as long as (1) no notices have been received from any governmental authority as to the condition of the Leased Premises, and (2) Tenant is keeping the Leased Premises in a condition that prevents waste to the value of the same, Tenant shall be solely responsible for the day-to-day maintenance decisions for, and activities upon, the Leased Premises, including but not limited to all lawn care, trash removal, painting and other cosmetic maintenance. Tenant expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs, corrections, improvements or alterations at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Leased Premises in good order, condition or repair, or which would otherwise require Landlord to make repairs, corrections, improvements or alterations. Any and all obligations that Landlord or Tenant may incur under the Permitted Exceptions and any other agreements to which the Land may be subject as of the Commencement Date and any amendments thereto or modification thereafter shall be the sole obligation of Tenant during the Term of the Lease and any extensions thereof.

It is intended by the Parties hereto that Landlord has no obligation, in any manner whatsoever, to repair and maintain the Leased Premises or the equipment or fixtures therein or any part thereof, whether structural or non-structural, all of which obligations are intended to be that of Tenant. In no event shall Landlord be obligated to pay for repairs or replacement of any part of the Leased Premises.

If Tenant fails to perform its obligations under this Section or under another provision of this Lease, Landlord may at its option (but shall not be required to) enter upon the Leased Premises after thirty (30) days prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tenant’s behalf and put the same in good order, condition and repair, and the cost thereof, shall become additional rent due and payable to Landlord with Tenant’s next installment of Base Rent.

6.	ABSOLUTE TRIPLE NET AND BONDABLE LEASE.

Tenant hereby acknowledges that this Lease is intended to be what is commonly called an “absolute triple net lease” or “bondable lease,” it being understood that Landlord shall receive the Rent set forth in Section 3 hereof, free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Leased Premises. In addition to the Rent reserved by Section 3, Tenant shall pay to the parties respectively entitled thereto all impositions, insurance premiums, operating charges, maintenance charges, construction costs and any other charges, costs and expenses which arise or may be contemplated under the Permitted Exceptions or otherwise, all maintenance and repair expenses pursuant to Section 5 hereof, all utility expenses set forth in Section 7 hereof, all Real Property Taxes pursuant to and as defined in Section 8 hereof, all premiums for insurance required by Section 10 hereof and all other expenses, charges, assessments and costs associated with the operation, use, maintenance and ownership of the Leased Premises or otherwise provided to be paid by Tenant pursuant to the terms of this Lease. All such charges, costs and expenses shall constitute additional rent, and upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay Base Rent including but not limited to the remedies provided in Sections 16 and 23 hereof relating to Landlord’s right (but not obligation) to perform Tenant’s obligations hereunder. It is the intention of the parties that, notwithstanding anything herein to the contrary, (i) this Lease shall not be terminable for any reason by Tenant, (ii) Tenant shall in no event be entitled to (and hereby waives any rights with respect to) any abatement of or reduction in Rent payable under this Lease or any defense, right of setoff or counterclaim with respect to payment of Rent, and (iii) no event, condition or other occurrence of any kind or nature whatsoever shall operate so as to relieve Tenant from its obligation to make timely and uninterrupted payment of Rent hereunder. In the event of any conflict or inconsistency between the provisions of this Section 6 and any other provision of this Lease or any Exhibit or addendum thereto, the provisions of this Section 6 shall be controlling. Any present or future law to the contrary shall not alter this agreement of the parties

7.	UTILITIES.

Tenant shall pay on time and hold Landlord free and harmless from all bills or assessments for light,

heat, water, gas, electric, telephone, sewer rentals or charges, and any other expenses arising out of or incidental to the occupancy of said Building and Leased Premises. No full or partial utility deprivation including, but not limited to, blackout, brownout, or rationing, nor any loss of or damage to improvements located in utility and drainage easements shall give rise to any abatement of Rent nor give rise to any right of Tenant to offset Rent or to terminate the Lease

8.	TAXES AND ASSESSMENTS.

As additional rent, Tenant agrees and covenants to pay directly to the proper governmental agency, on or before the date each installment becomes due and payable, an amount equal to all “Real Property Taxes,” as further defined below, which become due and payable during the Term of this Lease. Landlord shall, (i) if possible, have the tax bills mailed directly to Tenant by the proper governmental agency; and (ii) for the last Lease Year of the Term hereof, furnish an apportionment between Landlord and Tenant based on the number of days of Tenant’s last Lease Year which fall within the then current calendar year. Tenant may, in good faith and in a lawful manner and upon giving thirty (30) days’ prior written notice to Landlord of its intention so to do, contest any tax assessment or charge against the Leased Premises, but all costs and expenses incidental to such contest shall be paid by Tenant, and in case of an adjudication adverse to Tenant, then Tenant shall promptly pay such tax, assessment or charge including penalties or late charges, if any. Tenant shall indemnify and save Landlord harmless against any loss or damage arising from such contest and shall, if necessary to prevent a sale or other loss or damage to Landlord, pay such tax, assessment or charge under protest and take such other steps as may be necessary to prevent any sale or loss.

No later than the date that each installment of Real Property Taxes is due and payable without interest or penalty Tenant shall furnish Landlord with satisfactory evidence that such installment of Real Property Taxes have been paid . If Tenant shall fail to pay any Real Property Taxes when due and before any delinquency, penalty or interest is imposed on such taxes, Landlord shall have the right to pay the same(together with any such penalty and interest), in which case Tenant shall repay in full such amount to Landlord with Tenant’s next installment of Base Rent together with interest |at five percent (5%) per annum over the “Prime Rate” established by the Wall Street Journal (or if the Wall Street Journal no longer publishes its Prime Rate, then the Prime Rate announced by the Minneapolis office of Wells Fargo Bank N.A.) on the date of invoice from Landlord to Tenant (but in no event more than the maximum rate then allowable by law) (the “Default Rate”).

As used herein, the term “Real Property Taxes” shall include any form of ad valorem property tax, real estate tax or assessment, general, special, ordinary or extraordinary, and any license fees, rental tax, including without limitation, sales, use, gross receipts or value added taxes levied on the Rent payable hereunder, improvement bond or other bonds, including all interest in connection therewith, any levy or tax (other than inheritance, personal income or estate taxes) imposed on the Leased Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Leased Premises or in the real property of which the Leased Premises are a part together with all interest payable therewith, as against Landlord’s right to Rent or other income therefrom, and as against Landlord’s business of leasing the Leased Premises. To the extent that special assessments are levied against the Real

Property at any time during the Lease Term, Tenant shall have the right to spread such assessment payments out over the longest period of time allowed by the assessing authority, with Tenant responsible only for the payment of the installments of assessments which are due and payable during the time that Tenant occupies the Premises. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge included within the definition of “Real Property Taxes”, or (ii) the nature of which was previously included within the definition of “Real Property Taxes”, or (iii) which is imposed as a result of a transfer, either partial or total, of Landlord’s interest in the Leased Premises or which is added to a tax or charge included within the definition of “Real Property Taxes” by reason of such transfer, or (iv) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

Tenant shall pay prior to delinquency all taxes assessed against and levied upon the Personal Property. When possible, Tenant shall cause the Personal Property to be assessed and billed separately from the real property of Landlord. If any of Personal Property shall be assessed with the Land, Tenant shall pay the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.

9.	TENANT’S IMPROVEMENTS.

Without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not make any alterations to the Leased Premises that (a) impair or compromise the structural integrity of the Leased Premises, (b) reduce the overall size or the footprint of the Building, (c) reduce the overall value of the Leased Premises, or (d) that materially affect the appearance of the Leased Premises, provided, however that Tenant may, without Landlord’s consent, alter, repair, remove and install at Tenant’s sole cost and expense (i) nonstructural leasehold improvements to the interior of the Building, and (ii)the greenhouse facilities , fencing and outdoor installations as are or will be necessary for the operation of Tenant’s business (the “Permitted Improvements”) as long the Permitted Improvements are removable, not permanent in nature and do not require frost -safe footings.

At least thirty (30) prior to Tenant commencing a structural alteration, Tenant shall submit to Landlord courtesy copies of a full and complete set of drawings and plans depicting the structural alteration that Tenant intends to undertake (said drawings and plans shall be reasonably detailed and, at minimum, shall be sufficient for Landlord to determine whether or not the proposed work complies with the foregoing requirements of this Section 9.

Any alterations, improvements and additions in, or about the Leased Premises that Tenant desires to make and which require the consent of Landlord, shall be presented at least thirty (30) days in advance of commencing work to Landlord in written form, with proposed detailed plans and specifications. Landlord’s consent shall be automatically granted if Landlord does not respond to or comment upon Tenant’s request within thirty (30) days after Landlord’s receipt of such request, plans and specifications from Tenant.

Unless expressly released by Landlord in writing, all improvements or alterations, excluding those involving Personal Property, shall be and remain, at the time of expiration or other termination of this Lease, the property of Landlord without payment or offset unless such improvements are not attached to the Leased Premises. Landlord may require that Tenant remove any or all alterations, improvements or additions made by Tenant to the Leased Premises at the expiration of the Term and restore the Leased Premises to its prior condition, provided however, that or any improvements or alterations which require Landlord consent, Landlord shall inform Tenant, at the time of approval of the alterations or improvements, whether such alterations or improvements will need to be removed at the expiration of the Term.

If Landlord shall consent to the alterations, improvements and additions or approve of the drawings and specifications therefor, as the case may be, the consent or approval shall be deemed conditioned upon Tenant acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliance by Tenant of all conditions of said permit in a prompt and expeditious manner. No alterations, improvements or other construction by Tenant shall violate any lawful rule or regulation, plat or zoning construction or other law, ordinance or regulation applicable thereto, and all alterations and improvements shall be done and performed in good and workmanlike manner, using new and first quality materials. All costs of any such improvements shall be paid by Tenant and Tenant shall allow no liens for labor or materials to attach to the Leased Premises by virtue thereof. Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Leased Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Leased Premises as provided by law.

Upon completion of any such work, Tenant shall submit to Landlord as-built plans of the improvements and alterations made (if applicable), a sworn construction statement, lien waivers from all persons or entities providing materials, services or equipment for the work completed and an endorsement to Landlord’s policy of title insurance confirming the absence of any liens or other matters of record related to the work performed.

To the extent that any alterations, improvements or additions result in the removal from the Building of any building components having salvage value and such components have not been replaced with components having equal or greater value, such salvage value shall be paid to Landlord.

10.	INSURANCE.

The Tenant agrees to provide and keep in force during the Term of this Lease and at its own cost and expense the following insurance coverage from an insurance company or companies authorized to do business in the state in which the Land is located:

a.       Property Insurance. All risk property insurance covering all structures and improvements on the Leased Premises or constructed or maintained in conjunction with the Building pursuant to any Permitted Exceptions with coverage for perils as set forth on the Causes of Loss – Special Form in an amount not less than the Full Insurable Value (defined below), and to keep such insurance in full force and effect for and during the time any Buildings and improvements are located on the Leased Premises during the term of this

Lease. The coverage shall include all risks commonly insured for properties similar to the Leased Premises in the metropolitan area in which the Land is located, including insurance against damage caused by tornado, windstorm, and other disasters for which insurance is available in the state in which the Leased Premises is located (“Disaster Insurance”) in such areas where such natural disasters are reasonably expected to occur. Such insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, an increased cost of construction endorsement, debris removal coverage and a waiver of subrogation endorsement in favor of Landlord. While any portion of the Building is being rebuilt on the Land, Tenant shall provide such property insurance in builder’s risk completed value form, including coverage available on the so-called “all-risk” non-reporting form of policy in an amount equal to 100% of the full insurable replacement value of the Building or such portion as is being rebuilt. For the purpose hereof, “Full Insurable Value” shall mean the replacement cost of the Building and such improvements without allowance for depreciation but excluding, except where covered by Disaster Insurance, footings, foundations, and other portions of improvements which are customarily not insurable. Such policy or policies shall insure Landlord as loss payee, and shall contain a standard mortgagee clause providing for payment of proceeds to any Mortgagee (as defined in Section 17) having a lien or interest in the Leased Premises as its interest may appear. No parties other than Landlord, Mortgagees and Tenant may be named as insureds or loss payees on such property insurance policies except that a holder of a permitted Tenant Lien (as such term is defined in Section 18(f) hereof) may be named as a loss payee only with respect to Tenant’s removable trade fixtures, equipment and inventory located on the Leased Premises.

b.       Public Liability and Property Damage. Commercial general liability insurance, including contractual liability coverage with combined single limit coverage of not less than Five Million Dollars ($5,000,000.00) for injury to persons or property and loss of life or property in or about the Property arising out of any one occurrence. Such insurance shall be endorsed to provide that the insurance shall be primary to and not contributory to any similar insurance carried by Landlord, shall contain a severability of interest clause, and shall name Landlord and each Mortgagee as additional insureds thereunder. During the Term, Landlord and each Mortgagee may require a reasonable increase in the amount of the aforesaid limit if such increase is in keeping with the standard limit maintained by businesses comparable to Tenant as reasonably determined by Landlord or such Mortgagee. Tenant may maintain the required liability and property insurance (described below) in the form of a blanket policy covering other locations of Tenant in addition to the Leased Premises; provided, however, that Tenant shall provide Landlord with a certificate of insurance for such coverages specifically naming the location of the Leased Premises and naming Landlord as required in this Section 10, the limits of which coverages applicable to the Leased Premises are to be in the amounts set forth in this Section 10.

c.       Business Interruption. Business interruption insurance covering all Rent related to the Leased Premises for a minimum of twelve (12) months.

d.       Insurance Required by Permitted Exceptions. Such insurance as is required to be maintained by either Tenant or Landlord under the Permitted Exceptions, meeting the coverage, insurance level, notice and certificate requirements of any applicable Permitted Exception (the “Covenant Insurance”).

e.       Worker’s Compensation. Workers’ Compensation Insurance providing statutory benefits to employees of Tenant in Minnesota with a waiver of subrogation in favor of Landlord and Employer’s Liability Insurance with limits of not less than $100,000 per accident or disease and $500,000 aggregate by disease or such higher limits as may be required by applicable Laws.

f.       Tenant’s Property Insurance. All Risk Property Insurance covering all of Tenant’s Personal Property from time to time in, on or upon the Leased Premises, and all alterations, additions or changes made by Tenant pursuant to the terms of this Lease, in an amount equal to at least eighty percent (80%) of the full replacement cost thereof, providing protection against perils included within the standard all-risk form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, if applicable (but Landlord makes no representation that the Leased Premises is equipped with a sprinkler system), vandalism and malicious mischief.

g.       Other. Such other insurance against other insurable hazards as Landlord or any Mortgagee may from time to time reasonably require.

h.       General Insurance Requirements. Each policy required hereunder shall contain a covenant that should such policies be cancelled, assigned or materially changed during the policy period, the insurer will mail a notice thereof to Landlord, each Mortgagee and any other parties required by any Permitted Exception to receive such notice, at least thirty (30) days in advance. All insurance policies (except for Worker’s Compensation) required to be maintained under this Lease shall be procured from insurance companies rated at (A-/IX) or better by the then current edition of Best’s Insurance Reports published by A.M. Best Co. and licensed to do business in the State of Minnesota. Upon Landlord’s written request, Tenant shall furnish to Landlord the policies or certificates of insurance showing the insurance referred to in this Section 10 to be in full force and effect. Certificates of insurance evidencing the existence and amounts of such insurance, shall be delivered to Landlord by Tenant prior to Tenant’s occupancy of any portion of the Leased Premises. No such policy shall be cancelable except after thirty (30) days written notice to Landlord. Tenant shall, prior to the expiration of any such policy, furnish Landlord, each Mortgagee and any third party required under any Permitted Exception to receive notices of insurance, with renewals or “binders” thereof together with evidence of the payment of premiums therefor, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be paid by Tenant upon demand. The insurance, as to the interest of any Mortgagee therein, shall not be invalidated by any act or neglect of Landlord, any Mortgagee, Tenant or any other occupant, owner or party with an interest in the Leased Premises, nor by any foreclosure or any other proceedings or notices thereof relating to the Leased Premises, nor by any change in the title or ownership of the Leased Premises nor by occupancy of the Leased Premises for purposes more hazardous than are permitted by such policy. It shall be the responsibility of Tenant not to violate nor knowingly permit to be violated any condition of the policies required under this Lease. Neither the issuance of any such insurance policy nor the minimum limits specified in this Section 10 shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

i.       Deductibles. Subject to the requirements of any Covenant Insurance, the property insurance specified herein shall have a deductible no greater than Ten Thousand Dollars ($10,000). Subject to the terms of any Covenant Insurance, the liability insurance specified herein shall have a deductible no greater than Ten Thousand Dollars ($10,000). Provided, however, in the event Tenant’s “net worth” (as defined by generally accepted accounting principles) should be greater than One Hundred Million Dollars ($100,000,000), then the property insurance and liability insurance specified herein may have deductibles of up to One Hundred Thousand Dollars ($100,000). Tenant shall be liable for any deductible amount. The policies of insurance required to be carried by Tenant shall be primary and not in excess of any other insurance available to Landlord.

j.       Waiver of Subrogation. To the extent such waivers are permitted by insurance carriers, Landlord and Tenant waive their respective right of recovery against the other and the officers, employees, agents and representatives of such other party for any direct or consequential damage to the property of the other including its interest in the Leased Premises by fire or other casualty to the extent such damage is insured against under a policy or policies of insurance to be maintained by Tenant hereunder. Each such insurance policy carried by either Landlord or Tenant shall include a waiver of the insurer’s rights of subrogation. Such waiver shall in no way be construed or interpreted to limit or restrict any indemnity or other waiver made by Tenant under the terms of this Lease.

k.       No Impairment of Coverage; Coverage Increases. Tenant shall not carry any stock of goods or do anything in or about the Leased Premises, which will impair or invalidate the obligation of any policy of insurance on or in reference to the Leased Premises or the Building. Landlord shall have the right to require that the amount or types of insurance coverage required of Tenant hereunder be adjusted from time to time to reflect insurance customarily required by prudent landlords for similar properties in the Minneapolis Metropolitan area.

11.	DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD.

If the Leased Premises are totally or partially damaged or destroyed by storm, fire, lightning, earthquake, or due to the acts or exercise of rights of third parties or parties having easement rights over, under or across the Leased Premises (including but not limited to utility companies), or from any other cause whatsoever, during the Term of this Lease whether or not such damage or destruction is covered by any insurance required to be maintained under Section 10 hereof, or if any portion of the Building is required to be relocated by court order or demand of adjacent property owners due to the fact that any part thereof encroaches into neighboring properties or into easements for the benefit of others or violates applicable setback requirements, then Tenant shall, at its sole expense, repair, restore, relocate and/or rebuild the Leased Premises in accordance with applicable building and zoning codes at the time of rebuilding to substantially the same condition immediately prior to such damages or destruction, and this Lease shall remain in full force and effect, provided, however, that Tenant shall have the right, with the consent of Landlord (which shall not be unreasonably withheld) to replace the Leased Premises with a different structure of comparable size and quality so long as (a) the value of the Leased Premises with such structure is no less than the value of the Leased Premises immediately prior to the date of casualty and no less than the square footage of the Building as of the date of this Lease, and (b) the new structure can be built and occupied under all then applicable Laws. Such repair, restoration, relocation and rebuilding (all of which are herein called “repairs”) shall be commenced within a reasonable time, not to exceed thirty (30) days after such damage or destruction has occurred and permits necessary to authorize such rebuilding have been issued following reasonable pursuit of such permits by Tenant, and such repairs shall be diligently pursued to completion. Notwithstanding the foregoing, however, if the Building is rendered untenantable due to damage or destruction that occurs within the final twelve (12) months of the Term (and provided Tenant has not, prior to such damage or destruction, exercised an option with respect to the next Renewal Term in compliance with Section 3 hereof), then either Landlord or Tenant may, at its option, elect not to complete the repairs, in which event (i) Tenant shall secure the Leased Premises from damage, vandalism and the deposit of refuse or waste in or about the Leased Premises and to reasonably protect persons in or about the Leased Premises from death and personal injury, (ii) and all insurance proceeds (other than proceeds attributable to solely Tenant’s Personal Property) shall be paid to Landlord, and (iii) there shall be no abatement of Rent for the remainder of the Term.

a.       Insurance Proceeds. The proceeds of any insurance maintained under Section 10 hereof shall be made available to Tenant for payment of costs and expense of repairs, provided however, that such proceeds may be made available to Tenant subject to reasonable conditions, including, but not limited to, typical construction disbursing arrangements through a title insurance company satisfactory to Landlord, architects’ certification of costs, retention of percentage of such proceeds pending final completion and delivery of lien waivers, all at the expense of Tenant. In the event the insurance proceeds are insufficient to cover the cost of repairs, then any amounts required over the amount of the insurance proceeds received that are required to complete said repairs shall be promptly deposited by Tenant with Landlord or a title company acceptable to Landlord in advance of commencing repairs.

b.       Abatement of Rent. Notwithstanding the partial or total destruction of the Leased Premises and any part thereof, and notwithstanding whether the casualty is insured or not, there shall be no abatement of Rent or of any other obligation of Tenant hereunder including, without limitation, payment of operating expenses, insurance premiums and Real Property Taxes, by reason of such damage or destruction.

c.       Waiver. Tenant waives the provisions of any statutes that relate to termination of leases when the property leased is destroyed and agrees that such event shall be governed by the terms of this Lease.

12.	ABATEMENT.

Tenant’s obligations to pay Rent and to perform all of the other covenants and agreements which Tenant is bound to perform under the terms of this Lease shall not terminate, abate or be diminished during any period that the Leased Premises or any part thereof are untenantable regardless of the cause of such untenantability.

13.	USE, COMPLIANCE WITH LAWS, ETC.

Tenant shall use the Leased Premises only as a corporate headquarters and research facility, and in the conduct of its business and activities, shall at its own cost and expense secure and maintain all necessary licenses and permits required for the conduct of its business. Tenant shall not use the Leased Premises or permit anything to be done in or about the Leased Premises which will in any way conflict with any Laws now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, comply with all Laws and the requirements of any board of fire underwriters (including all modifications and improvements required thereby) now in force or which may hereafter be in force relating to or affecting the condition, use or occupancy of the Leased Premises, including without limitation, the Americans With Disabilities Act. Tenant shall observe all plat and deed restrictions of record and the Permitted Exceptions.

Tenant shall notify Landlord in writing immediately of any threatened or actual notice, citation, warning or report regarding Tenant’s alleged failure to cause the Leased Premises to comply with any Laws.

14.	WASTE; NO LIENS; PROHIBITED USES; NO HAZARDOUS MATERIALS OR USES.

a.	No Waste; No Liens. Tenant agrees that during the Term hereof it shall not do or suffer any waste to the Land, Building or Leased Premises, or cause, suffer or permit any liens to attach to or to exist against the Land, Building or Leased Premises by reason of any act or omission of Tenant or person claiming through Tenant or by reason of its failure to perform any act required of it hereunder. Tenant agrees to save and hold harmless Landlord from and against any such lien(s) or claims of lien(s), provided, however, Tenant shall not be required to pay or discharge any lien against the Leased Premises so long as Tenant has given Landlord notice of its intent to contest such lien and Tenant is in good faith contesting the validity or amount thereof and has given to Landlord such security as Landlord has reasonably requested to assure payment of such lien and to prevent the sale, foreclosure or forfeiture of the Land, Building or Leased Premises by reason of non-payment. In the event that any lien does so attach, and is not released within thirty (30) days after written notice to Tenant thereof or if Tenant has not indemnified Landlord against such lien within said thirty (30) day period, Landlord, in its sole discretion, may pay and discharge the same and relieve the Leased Premises therefrom, and Tenant agrees to repay and reimburse Landlord as additional rent upon demand for the amount so paid by Landlord. The existence of any mechanic’s, laborer’s, materialmen’s, supplier’s or vendor’s lien, or any right in respect thereof, shall not constitute a violation of this paragraph if payment is not yet due and payable upon the contract or for the goods or services in respect of which any such lien has arisen. On final determination of the lien or claim of lien Tenant will immediately pay any judgment rendered, and all costs and charges, and shall cause the lien to be released or satisfied. In addition, Landlord may require Tenant to pay Landlord’s attorneys’ fees and costs in participating in such action if Landlord shall decide it is in its best interest to do so.

b.	Prohibited Uses. Tenant shall not permit the Leased Premises to be used (a) for uses that are dangerous to the Leased Premises or to the public; (b) in any manner that violates any Permitted Exception or any applicable Laws; (c) occupancy by any governmental agency or authority; (d) to conduct of auctions or gambling activities; (e) by any construction-related, maintenance, or repair companies (other than executive offices); (f) as flea markets or swap meets; (g) as a theater; (h) as a massage parlor, adult book store (which shall mean a store which sells or offers for sale sexually explicit printed materials, audio or videotapes or films and sexual devices); (i) as a bar, ballroom, dance hall, discotheque or nightclub (other than incidental to a business operated primarily as a restaurant); (j) as a funeral parlor; (k) as a facility for the sale of paraphernalia for use with illicit drugs; (l) as an off-track betting parlor or bingo parlor; (m) as a new or used car dealership, gas station, auto repair shop or car wash; (n) for any use which emits an obnoxious odor, noise or sound which can be heard or smelled outside of the Building, or which is in violation of any law or constitutes a private or public nuisance; (o) for any use of flashing, traveling or rotating lights or signs, or the use of loudspeakers, telephones, phonographs, radios or other audio or mechanical devices in a manner so that they can be heard outside of the Leased Premises; or (p) for any other use inconsistent with a first-class corporate headquarters and research facility. Tenant agrees that Tenant’s use of the Leased Premises and any assignee and/or sublessee of Tenant use of the Leased Premises are limited by and subject to the Permitted Exceptions as more fully set forth on the attached Exhibit C.

Tenant will not use or permit the use of the Land, Building or Leased Premises in any manner that would result or would with the passage of time result in the creation of any easement or prescriptive right. Tenant shall not use or occupy the Leased Premises, or knowingly permit them to be used or occupied, contrary to applicable Laws, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder at Tenant’s expense, or which would cause structural injury to the improvements or cause the value or usefulness of the Leased Premises, or any portion thereof, to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste, and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

c.	Illegal Operations. Tenant shall, at its sole cost and expense, immediately discontinue any use of the Leased Premises that is declared by any governmental authority having jurisdiction to be a violation of any Laws. Tenant shall promptly comply, at its sole cost and expense, with all Laws that shall impose any duty on Tenant or Landlord with respect to the Leased Premises.

d.	Reputable Operations; Closures. Tenant shall at all times operate the business conducted in the Leased Premises in a reputable manner so as to enhance the reputation and attractiveness of the Building and Property.

During any period of time in excess of forty-eight (48) hours when the Building is not open for business, Tenant shall take appropriate security and safety measures to reasonably guard the Leased Premises from damage, vandalism and the deposit of refuse or waste in or about the Leased Premises and to reasonably protect persons in or about the Leased Premises from death and personal injury. During such periods of time upon Landlord’s request, Tenant shall submit to Landlord a report of such safety and security measures that have been taken by Tenant, confirming that Tenant has inspected the Leased Premises and reporting the condition of the Leased Premises and any damage to the Leased Premises or any personal injuries known to Tenant that have occurred in or about the Leased Premises.

e.	Environmental Matters. Tenant and Landlord acknowledge receipt of that Phase I Environmental Site Assessment of the Leased Premises, prepared by Vieau Associates Inc., dated July 24, 2017 (the “ESA”).

To the best of Tenant’s knowledge, information and belief, no above or below storage tanks, nor electronic transformers, light fixtures or other equipment containing polychlorinated biphenyl are or were located on the Leased Premises at any time during or prior to Tenant’s possession and occupancy thereof, except as disclosed in the ESA.

Tenant hereby represents and warrants that Tenant shall not install any asbestos containing materials (“ACM”) or equipment containing polychlorinated biphenyl (“PCBs”), or any Hazardous Materials (as hereafter defined) in amounts in excess of those prescribed by law, in the Leased Premises, and to the extent any ACM, PCBs or other Hazardous Materials are on or in the Leased Premises, the same shall be maintained, stored and used in accordance with all applicable Laws. Upon the termination of this Lease, or sooner if required by law, Tenant shall at its sole cost and expense, remove and/or remediate any such toxins or Hazardous Materials (as hereafter defined) and contaminated soil or ground water, if any, which may then be present upon the Land.

For purposes of this Lease, the term “Hazardous Materials” shall include, but not be limited to, any flammable materials, explosives, radioactive materials, hazardous or toxic substances which are or become regulated by any local governmental authority, the state in which the Land is located or the United States Government or which would require removal, treatment or other remedial action. The term “Hazardous Materials” includes, without limitation, any material or substance which is (i) listed or defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” or “hazardous substance”, or the like, under any municipal, state or federal law, code or other regulation; (ii) defined as “hazardous substances,” “hazardous materials,” or “toxic substances” in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq., The Hazardous Materials Transportation Act 49 U.S.C. 1801, et seq. and the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq.; (iii) petroleum products;

(iv) asbestos and asbestos containing materials; (v) polychlorinated biphenyl; (vi) designated as a “hazardous substance” pursuant to Section 3.11 of the Federal Water Pollution Control Act (33 U.S.C. 1317); (vii) any substance which is subject to the reporting requirements of the Federal Emergency Planning and Community Right-to-Know Act; (viii) defined as a “hazardous substance” pursuant to the Toxic Substances Control Act, 15 U.S.C. 2601; or (ix) any substance which contaminates soil or ground water and causes degradation of the soil and/or water to the extent that mitigation methods are needed to restore the soil or water to its natural state. For clarity, Hazardous Materials shall exclude any and all laboratory and biological materials, agricultural chemicals, or other research reagents, that are used, stored, kept, released, handled and disposed of in the ordinary course of Tenant’s research and in compliance with all applicable Laws (hereinafter “Research Materials”), provided that such materials and reagents are generally recognized as appropriate for use in the industry by similarly-situated research institutions.

Tenant hereby agrees to indemnify, defend, protect, and hold harmless Landlord, each Mortgagee, if any, and Landlord’s and each Mortgagee’s employees, directors, managers, agents and representatives (each an “Indemnified Party”) from and against any and all direct and indirect loss, damages (including response and remediation costs), costs and expenses (including attorneys’ fees, expert witness fees and court costs) or liability, during the Term of the Lease regardless of cause, including, without limitation, (i) those arising out of the use, generation, storage, transportation, treatment, release, threatened release or disposal of Hazardous Materials or Research Materials occurring prior or after the date hereof upon, below, above or about the Leased Premises, including diminution in value of the Leased Premises; and (ii) the cost of any required or necessary repair, remediation, cleanup or detoxification and the preparation of any closure or other required plans or reports, whether such action is required or necessary prior to, during or following expiration of the Term of this Lease. Tenant shall first obtain Landlord’s approval of any proposed remedial action (such approval shall not be unreasonably withheld, delayed, or conditioned) and shall keep Landlord informed during the process of remediation.

Tenant’s duty to defend, hold harmless, and indemnify the Indemnified Parties hereunder shall survive the expiration or earlier termination of this Lease. Tenant acknowledges that Tenant has an affirmative duty to notify Landlord immediately of any release or suspected release of Hazardous Materials or Research Materials on or about the Leased Premises in violation of any applicable Laws. Tenant’s duty to defend, hold harmless, and indemnify the Indemnified Parties hereunder shall not apply to circumstances of an Indemnified Party’s own negligence.

15.	TENANT REPRESENTATIONS.

Tenant acknowledges, represents, and warrants to Landlord, each Mortgagee and their respective successors and assigns that:

a.       Occupation of Leased Premises. Tenant was the occupant of the Leased Premises immediately prior to Landlord’s purchase of the Leased Premises from Tenant, and Tenant currently operates a business in the Leased Premises;

b.       No Violation of Health and Safety Laws. Tenant has received no notice from any governmental authority claiming that the Leased Premises is in violation of, and to the best of Tenant’s knowledge, the Leased Premises are not in violation of any Laws relating to industrial hygiene, health and safety, or, to the best of its knowledge, information and belief, to the use, generation, storage, transportation or disposal of Hazardous Materials or Research Materials on, under or about the Leased Premises, including, but not limited to, soil and ground water condition;

c.       No Hazardous Materials. Except as has been previously disclosed to Landlord in the ESA, neither Tenant nor, to the best of Tenant’s knowledge, information and belief, any third party has at any time during or prior to Tenant’s possession and/or occupancy of the Leased Premises used, generated, manufactured, stored or disposed of on, under or about the Leased Premises, or transported to or from the Leased Premises, any Hazardous Materials or Research Materials in violation of any applicable Laws. Tenant shall not conduct, nor permit, any of the foregoing activities to occur on the Leased Premises during the term;

d.       No Asbestos. Tenant agrees that no asbestos containing materials will be installed within the Leased Premises or exposed or disturbed in the Leased Premises through demolition, renovation or otherwise, at any time during or prior to Tenant’s possession and/or occupancy thereof unless such exposure or disturbance is required in the course of remodeling or restructuring the Leased Premises and is conducted in accordance with all applicable Laws;

e.       Signs. All signs located on the Leased Premises have been approved and have been installed in accordance with applicable Laws and the Permitted Exceptions as listed on the attached Exhibit C, to which the Land may be subject as of the Commencement Date;

f.        No Unrecorded Instruments. Other than as disclosed in Exhibit C, Tenant has no knowledge of any encumbrance, sublease, easement or other instrument affecting title, use, possession or rights with respect to the Leased Premises; and

g.       Authority. The person executing this Lease on behalf of Tenant is fully and legally authorized to do so; Tenant is a corporation formed under the laws of Delaware, and is and shall remain, during the Term, authorized to conduct business in and is in good standing in such state; Tenant is and shall remain, during the Term, authorized to conduct business and is in good standing in the state in which the Leased Premises is located.

16.	LANDLORD’S PERFORMANCE OF TENANT’S DUTIES.

a.       Performance at Tenant’s Sole Expense. If Tenant should default in the performance of any covenant or agreement on its part to be performed by virtue of any provision of this

Lease, Landlord may, after ten (10) days’ notice in the case of defaults in the payment of Rent, including any additional rent or other monetary defaults, or after thirty (30) days’ notice in the case of non-monetary defaults (or, in the case of emergencies, reasonable attempts at prior notice), perform the same for the account of Tenant, and Tenant hereby authorizes Landlord to come upon the Leased Premises for such purposes and while on the Leased Premises to do all things reasonably necessary to accomplish the correction of such default. If Landlord, at any time, is compelled to pay or elects to pay any sum of money by reason of the failure of Tenant after ten (10) days’ notice to comply with any provision of this Lease, or if Landlord is compelled to incur any expense, including reasonable attorneys’ fees and costs, in instituting, prosecuting or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord with all interest at the Default Rate and damages including any loss of Rent, shall be deemed to be additional rent hereunder.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole expense and without abatement of Rent or setoff. If Tenant shall fail to observe and perform any covenant, condition, provision or agreement contained in this Lease or shall fail to perform any other act required to be performed by Tenant, Landlord may, upon notice to Tenant, without obligation, and without waiving or releasing Tenant from any default or obligations of Tenant, make any such payment or perform any such obligation on Tenant’s part to be performed. All sums so paid by Landlord and all costs incurred by Landlord, including reasonable attorneys’ fees and costs, shall be payable to Landlord on demand together with interest thereon at the Default Rate, and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy hereunder) the same rights and remedies in the event of Tenant’s non-payment thereof as in the case of default by Tenant in the payment of Rent.

b.       Interest on Past Due Amounts. Any amount due from Tenant to Landlord which is not paid within five (5) days after said amount is due shall bear interest at the Default Rate from the date that such payment is due until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

c.       Late Charge. Upon receipt by Tenant of written notice from Landlord that Tenant is more than ten (10) days late in paying any installment of Base Rent or additional rent due under this Lease, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of each delinquent amount of Rent and any subsequent delinquent amount of Rent. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of Rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment, but the payment of such late charge shall not excuse or cure any default by Tenant under this Lease.

d.       Purpose of Interest and Late Charge. The parties agree that the payment of late charge and the payment of interest provided for in this Section are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of

Landlord’s money by Tenant, while the payment of a late charge is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments, but excluding attorneys’ fees and attorneys’ costs incurred with respect to such delinquent payments.

17.	NOTICE TO MORTGAGEE.

So long as there is of record a mortgage, ground lease (in which Landlord is the ground lessor), or deed of trust or similar instrument with respect to Landlord’s interest in the property (each an “Underlying Mortgage”), and Tenant has been given written notice of the identity and address of the ground lessor, beneficiary of the deed of trust or other instrument or the mortgagee named in the Underlying Mortgage (each a “Mortgagee”), Tenant shall give a duplicate notice of each notice sent to Landlord to Mortgagee. Tenant agrees that if in any notice to Landlord the performance of some act is required or compliance with some provision hereof is requested and Landlord does not, within the allotted time, perform such act or comply with such provision, then the Mortgagee shall have thirty (30) days after Mortgagee’s receipt of such notice in which to perform such act or comply with such provision for and on behalf of Landlord, and Tenant shall have no right to take action otherwise permitted it, or to terminate this Lease, if the Mortgagee shall perform and comply within said thirty (30) days. In the event the act or thing to be complied with within said thirty (30) day period cannot by its nature reasonably be completed within such period, Mortgagee shall be deemed to have complied therewith in the event it commenced the performance of compliance within said thirty (30) day period and thereafter completes the same with due diligence. The granting to the Mortgagee of additional time in which to comply shall not be deemed in any manner to release or relieve Landlord from the obligations of Landlord under this Lease. Any such Mortgagee is hereby authorized to enter upon the Leased Premises following reasonable notice to Tenant and while thereon to do anything necessary to correct such default.

18.	SUBLETTING AND ASSIGNMENT; LEASEHOLD MORTGAGES.

Tenant may assign its leasehold interest under this Lease only to: (a) any successor of Tenant resulting from a merger or consolidation of or by Tenant, or an acquisition of all or substantially all of Tenant’s assets; (b) any entity under common control of Tenant; (c) any permitted affiliate; or (d) any third party subject to the prior written approval of Landlord, which approval may be withheld in Landlord’s sole discretion (each a “Permitted Assignment”). For purposes hereof the term “permitted affiliate” means any corporation or other entity that directly or indirectly is controlled by or is under common control with Tenant and the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise.

At least thirty (30) days prior to the effective date of any sublease of all or a portion of the Leased Premises or any assignment of Tenant’s interest in this Lease, Tenant shall furnish to Landlord (for Landlord’s review of the same for compliance with the terms of this Lease) a copy of the fully executed sublease or assignment document.

a.       No Release. No subletting or assignment of any form (other than an assignment to a successor of Tenant resulting from a merger or consolidation of or by Tenant or an acquisition of all or substantially all of Tenant’s assets, or an assignment to a third party approved by Landlord in its sole discretion) shall serve to release Tenant of any obligations hereunder or alter the primary liability of Tenant for the payment of Rent and other sums due Landlord hereunder or for the performance of any other obligations to be performed by Tenant under this Lease, whether or not the sublessee or the assignee has attorned to the Landlord.

b.       Acceptance of Rent or Performance. Landlord may accept any Rent or performance of Tenant’s obligations from any person other than Tenant and such acceptance of any Rent or performance shall not constitute a waiver or estoppel of Landlord’s rights to exercise its remedies for the default or breach by Tenant of any of the terms, covenants or conditions of this Lease.

c.       No Need to Exhaust Security. In the event of any default or breach of Tenant’s obligations under this Lease, Landlord may proceed directly against Tenant, or anyone else responsible for the performance of Tenant’s obligations under this Lease, including the sublessee or assignee, without first exhausting Landlord’s remedies against any other person or entity responsible therefor, or any security held by Landlord or Tenant.

d.       Assumption. Any assignment or subletting permitted hereunder shall be conditioned upon the assignee or sublessee assuming and agreeing in a writing addressed to Landlord and each Mortgagee, if any, to conform and comply with each and every term, covenant, condition and obligation herein or in any document related hereto to be observed or performed by Tenant during the term of said assignment or sublease.

e.       Provisions to be Included in Sublease. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Leased Premises approved by Landlord and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein.

(1)       Assignment of Rents. Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all rents and income arising from any sublease of all or a portion of the Leased Premises and Landlord may collect such rent and income and apply same toward Tenant’s obligation under this Lease; provided, however, that except during any period in which a breach has occurred in the performance of Tenant’s obligations under this Lease and remains uncured, Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. If Landlord collects such rents, Landlord shall pay to Tenant any portion of such rents, collected from any sublessee that exceed the Rent and other monetary obligations then due from Tenant under the Lease, less any costs incurred by Landlord to collect such rents. Landlord shall not, by reason of this assignment of rents or any other assignment of sublease to Landlord, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of

Tenant to perform and comply with any of the Tenant’s obligations to such sublessee under such sublease. Tenant hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligation under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such default exists, and notwithstanding any notice from or claim from Tenant to the contrary, Tenant shall have no right or claim against said sublessee, or, until the default has been cured, against Landlord, for any such rents and other charges so paid by sublessee to Landlord.

(2)       Attornment. In the event of a breach by Tenant in the performance of its obligations under this Lease, and a resulting termination of Lease by Landlord, Landlord, at its option and without any obligation to do so, may require any sublessee to attorn (i.e., agree to become tenant to a new owner or landlord of the same property) to Landlord, in which event Landlord shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior defaults or breaches of such sublessor under such sublease.

(3)       Consent of Landlord Required. Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Landlord herein, if Landlord’s consent is required under this lease.

(4)       Conditions of Sublease. Each sublease shall provide that (i) it is subject and subordinate to this Lease and any Underlying Mortgage (defined in Section 17 above); (ii) Landlord may enforce the provisions of the sublease, including collection of rent; (iii) if this Lease is terminated for any reason, Landlord may, at its option, either (A) terminate the sublease, or (B) takeover all of the rights and interest of Tenant, as sublessor, under such sublease, in which case such sublessee shall attorn to Landlord; and (iv) any notices to be given to Tenant, as sublessor, by the sublessee shall simultaneously be given to Landlord. If Landlord elects to take over the rights and interest of Tenant, Landlord shall not (1) be liable for any previous act or omission of Tenant under the sublease; (2) be subject to any defense or offset in favor of the sublessee against Tenant; or (3) be bound by any modification to the sublease made without Landlord’s written consent or by any prepayment by sublessee of more than one month’s rent.

f.       Tenant Leasehold Financing. Except as permitted by this Section, Tenant shall not assign, collaterally or otherwise, nor pledge, encumber or mortgage its interest in this Lease or in the Leased Premises without each Mortgagee’s and Landlord’s prior written consent (which may be withheld in the discretion of such Mortgagee or Landlord); provided, however, that Tenant may grant security interests in its Personal Property and operating licenses and permits (but not, without Landlord’s consent, in Tenant’s leasehold interest hereunder, nor in any walk-in built-in cabinetry, light fixtures, hoods, vents, fan, HVAC, built-in countertops, plumbing fixtures, parking lot poles, site work or building components), and UCC financing statements evidencing such security interests may be filed against the Tenant and identifying the location thereof as the Leased Premises as long as Landlord is not named as a party thereto and provided that Landlord shall have no obligation to execute any documentation in connection therewith. Any such assignment, pledge, encumbrance or mortgage requiring Landlord’s consent is referred to herein as a “Tenant Lien.” Tenant further agrees to indemnify and hold Landlord and each Mortgagees, and the successors and assigns of such parties, harmless from any and all claims, causes of action, demands, judgments or awards (including all costs of defense and attorneys’ fees related thereto) alleged or made by any holders or owners of any Tenant Lien, or in any way related to or arising from any Tenant Lien, the indebtedness secured thereby or the rights of any party related thereto to make claim against the Tenant, the Landlord, any Mortgagee, or the Leased Premises.

19.	EMINENT DOMAIN.

a.       Whole Taking. If the whole of the Leased Premises is taken by condemnation, eminent domain or in any other manner for any public or quasi-public purpose (a “Taking”), this Lease shall terminate as of the date the condemning authority takes title or possession, whichever occurs first, provided, however, that Tenant’s obligation to pay all Rent due hereafter to Landlord shall continue in full force and effect notwithstanding any technical termination of this Lease by virtue of such Taking and Landlord shall have all remedies available hereunder in the event that Tenant fails to pay any such Rent when due notwithstanding that the Taking occurred.

b       Partial Taking. If less than the whole of the Leased Premises is so taken, this Lease shall terminate as to the part of the Leased Premises so taken as of the date the condemning authority takes title or possession, whichever occurs first. This Lease shall remain in full force and effect as to the portion of the Leased Premises remaining. No abatement or reduction in Rent shall occur, except in accordance with Section 19(c)(i). Tenant is authorized to collect, settle and compromise the amount of any award or payment resulting from a taking (an “Award”), and Landlord shall have the right to join with Tenant therein.

c       Proceeds.

(1)       Payable to Landlord. Subject to the provisions of Section 19(c)(2) (Payable to Tenant), in the event of any Taking, partial or whole, all of the proceeds of any award, judgment, or settlement payable by the condemning authority shall be the property of Landlord, and Tenant hereby assigns to Landlord all of its right, title, and interest in any award, judgment, or settlement from the condemning authority. Landlord shall first apply the proceeds of any Award to reduce the remaining principal amount outstanding on the Loan. If required by the Mortgagee, the Award shall be paid directly to the Mortgagee. Rent shall be equitably reduced (in a manner reasonably satisfactory to Landlord, Tenant, and the

Mortgagee) to take into account the reduction of the Leased Premises arising from the Taking, provided however, that in no event shall Base Rent, as reduced, be less than 105% of the Debt Service (as recalculated by the Mortgagee after taking into account application of that portion of the Award to reduce the principal balance of the Loan). For purposes of this Lease, “debt service” means the amount due and payable from time to time under the loan made by the Mortgagee to Landlord, including interest, late charges, principal, escrows for real estate taxes, insurance premiums if required by the documents relating to the loan and any “late charges,” which amount shall be calculated by the Mortgagee in its reasonable discretion taking into account the terms of such loan documents.

(2)       Payable to Tenant. Notwithstanding any contrary provision contained in this Lease, Tenant shall be entitled to claim, prove, and receive from the condemning authority in the condemnation proceedings the following, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemning authority and (ii) such claim does not in any way reduce either the amount of the Award otherwise payable to Landlord or a Mortgagee for the Taking of Landlord’s fee interest in the Leased Premises or the amount of such Award: (a) such portion of the Award as is equal to the unamortized value of any leasehold improvements hereafter made by Tenant; and (b) such Awards as may be allowed for moving expenses, loss of profit, and fixtures and other equipment installed by Tenant that shall not, under the terms of this Lease, be or become the property of the Mortgagee at the termination hereof.

(3)       Proceedings. Landlord and Tenant shall each have the right, at its own expense, to appear in any condemnation proceeding and to participate in any and all negotiations, hearings, trials, and appeals therein.

d.       Tenant’s Restoration. In the event of a Taking of the Leased Premises that does not result in a termination of this Lease, Tenant shall at its sole cost and expense restore the remaining portion of the Leased Premises as nearly as practicable to its condition prior to the condemnation or taking (assuming the Leased Premises to have been in the condition required by this Lease). Tenant shall also be responsible at its sole cost and expense for the repair, restoration and replacement of Tenant’s Property and any other leasehold improvements.

e.       Temporary Construction Easements. Provided that this Lease is not terminated pursuant to this Section 19, Tenant shall be entitled to any compensation for any temporary construction easements.

f.       Survival. If this Lease is terminated under this Section 19, then the provisions of this Section 19 shall survive such termination.

g.       Sales in Lieu of Condemnation. For the purposes of this Section 19, the term “condemnation or eminent domain proceedings” shall include conveyances and grants made in anticipation of or in lieu of such proceedings.

20.	INDEMNIFICATION.

Tenant agrees to indemnify and save harmless Landlord and each other Indemnified Party against and from any and all of the following hereof: claims, causes of action, judgments, suits, damages and liability (collectively, “Claims”) arising from the conduct or management of, from any business, activity, work or thing whatsoever done or not done in or about, or activities upon or occupancy of the Leased Premises during the Term of this Lease (including the Permitted Exceptions), and will further indemnify and save the Landlord and each other Indemnified Party harmless against and from any and all Claims arising from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease, or from any violation or failure to comply with any Laws or the Permitted Exceptions, or from any willful or illegal conduct or negligence of the Tenant, or any of its agents, contractors, servants, employees, licensees, or invitees or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation, occurring during the Term of this Lease, in or about the Leased Premises upon or under the sidewalks, rights of way, alleys and lands adjacent thereto, and from and against all costs, reasonable and necessary counsel and expert witness fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon, and in case any action or proceeding is brought against any Indemnified Party by reason of any such claim, the Tenant, upon notice from such Indemnified Party, covenants to timely and fully resist or defend such action or proceeding by counsel reasonably satisfactory to the Landlord and each other Indemnified Party. Tenant’s duty to defend, hold harmless, and indemnify the Indemnified Parties hereunder shall survive the expiration or earlier termination of this Lease.

Landlord agrees to indemnify and save harmless Tenant and each of employees, directors, managers, agents and representatives from, to the extent not covered by insured against under a policy or policies of the insurance to be maintained by Tenant pursuant to the terms of this Lease, any and all Claims arising from any willful or illegal conduct or gross negligence of the Landlord, or any of its agents, contractors, servants, employees, licensees, or invitees and from and against all costs, reasonable and necessary counsel and expert witness fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon, and in case any action or proceeding is brought against Tenant by reason of any such claim, the Landlord, upon notice from Tenant, covenants to timely and fully resist or defend such action or proceeding by counsel reasonably satisfactory to the Tenant. Landlord’s duty to defend, hold harmless, and indemnify the Tenant hereunder shall survive the expiration or earlier termination of this Lease.

21.	INSPECTION OF LEASED PREMISES.

Tenant agrees to permit Landlord and any Mortgagee and their agents to inspect the Leased Premises upon providing Tenant with at least two (2) business days’ notice, and to come upon the Leased Premises if necessary to perform any act which Tenant has failed to perform, as provided elsewhere in this Lease. Tenant shall be given at least two (2) business days’ notice of any such entry (except in the case of emergency) and any such entry shall be undertaken in a manner that reasonably minimizes interference with Tenant’s use and operations and in compliance with Tenant’s safety policies. Landlord acknowledges that Tenant’s business necessitates the implementation of security measures and Tenant shall have the right to have one or more of its employees present during any inspection or entrance into the Leased Premises by Landlord.

22.	DEFAULT.

Tenant shall be in default under this Lease if one or more of the following events (herein each called a “Default”) shall happen and be continuing, namely:

a.       Failure to pay any Rent within five (5) business days of the date that such Rent is due, including but not limited to any additional rent or other monetary payment herein agreed to be paid;

b.       Tenant shall have filed a petition in bankruptcy or prayed for any relief under any statute of federal bankruptcy law or made an assignment for the benefit of creditors or consent to the entry of an order for relief in involuntary bankruptcy;

c.       An attachment or execution shall have been levied upon the Tenant’s property in or interest under this Lease, which shall not have been satisfied or released or the enforcement thereof stayed or superseded by an appropriate proceeding within thirty (30) days thereafter;

d.       An involuntary petition in bankruptcy or for reorganization or arrangement under any statute of federal bankruptcy law shall have been filed against Tenant and either an order for relief is entered or such involuntary petition is not withdrawn, dismissed, stayed or discharged within sixty (60) days from the filing thereof;

e.       A Receiver or Trustee shall have been appointed for the property of Tenant or Tenant’s business or assets and the order or decree appointing such Receiver or Trustee shall have remained in force undischarged or unstayed for thirty (30) days after the entry of such order or decree;

f.       Tenant admits in writing its inability to pay its debts as they become due;

g.       Tenant shall have failed to perform or observe any other covenant, agreement or condition to be performed or kept by the Tenant under the terms and provisions of this Lease, and such failure shall continue for thirty (30) days after written notice thereof has been given to Tenant by Landlord, unless Tenant shall have commenced corrective action within such thirty (30) days and thereafter diligently completes the same; the foregoing provision shall not require Tenant to occupy the Leased Premises and Tenant shall be entitled to vacate the Leased Premises so long as it otherwise complies with its obligations hereunder, unless the Permitted Exceptions otherwise provide; however said time period shall be inclusive of any and all statutory time periods for nonpayment of Rent and breach of covenants in Lease.

23.	LANDLORD’S REMEDIES UPON DEFAULT.

Upon the occurrence of any Default by Tenant, Landlord, at its option, may have one or more of the following remedies, in addition to all of the rights and remedies provided at law or in equity.

a.       Entry by Landlord. Landlord may cure the default for the account of Tenant, and Tenant hereby authorizes Landlord to come upon the Leased Premises for such purposes and while on the Leased Premises to do all things reasonably necessary to accomplish the correction of such Default. If Landlord, at any time, is compelled to pay or elects to pay any sum of money by reason of the occurrence of a Default by Tenant or if Landlord is compelled to incur any expense, including reasonable attorneys’ fees and attorney’s costs in instituting, prosecuting or defending any action or proceeding instituted by reason of any Default of Tenant hereunder, the sum or sums so paid or incurred by Landlord shall be deemed to be additional rent and shall be immediately due and payable upon demand by Landlord with interest thereon at the Default Rate from the date that falls five (5) days following the date of demand and such action by Landlord shall not be deemed a waiver by Landlord of Tenant’s default or any other remedy available to Landlord.

b.       Performance By Landlord. Landlord may, upon notice to Tenant, without obligation, and without waiving or releasing Tenant from any Default or obligations of Tenant, make any such payment or perform any such obligation on Tenant’s part to be performed. All sums so paid by Landlord and all costs incurred by Landlord, including reasonable attorney’s fees and costs, shall be payable to Landlord on demand together with interest thereon at the Default Rate, and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy hereunder) the same rights and remedies in the event of Tenant’s non-payment thereof as in the case of default by Tenant in the payment of Base Rent.

c.       Repossession; Damages. Landlord may without further notice repossess the Leased Premises and at any time thereafter may terminate this Lease by written notice to Tenant. Upon such termination, Landlord shall be entitled to recover liquidated damages (in lieu of Tenant paying any further deficiency amounts under Section 23(d) below) a sum of money equal to the total of (i) the cost of recovering possession of the Leased Premises; (ii) the unpaid Rent earned at the time of termination, plus interest at the Default Rate thereon; (iii) late charges on unpaid Rent; (iv) the present value of the balance of the Rent for the remainder of the Term using a discount rate of six percent (6%), less the present value of the reasonable rental value of the Leased Premises for the balance of the Term remaining after a one-year period following repossession using a discount rate of six percent (6%); (v) reasonable costs of reletting and refurbishing the Leased Premises including, without limitation, leasing commissions paid, tenant improvement costs, rent concessions and repairs to the Leased Premises; and (vi) any other sum of money and damages reasonably necessary to compensate Landlord for the detriment caused by Tenant’s Default.

d.       Termination of Right of Possession. Landlord may immediately terminate Tenant’s right of possession of the Leased Premises by written notice to Tenant, with or without terminating this Lease, and without notice or demand enter upon the Leased Premises or any part thereof and take absolute possession of the same and expel or remove Tenant and any other person or entity who may be occupying the Leased Premises in accordance with law. In the event that Landlord terminates Tenant’s right to possession without terminating this Lease, Landlord shall engage a commercial real estate broker to relet the Leased Premises or any part thereof for such terms and such rents as Landlord may reasonably elect. In the event Landlord shall elect to so relet, the rent received by Landlord from such reletting shall be applied first to the payment of any sums owing from Tenant to Landlord hereunder other than Rent due hereunder from Tenant to Landlord, second, to the payment of any reasonable cost of such reletting, including, without limitation, refurbishing costs and leasing commissions, and third, to the payment of Rent due and unpaid hereunder, and Tenant shall satisfy and pay any deficiency upon demand therefor from time to time. Any such entry into the possession of the Leased Premises by Landlord under this Section shall be without liability or responsibility for damages to Tenant and shall not be in lieu of or in substitution for any other rights of Landlord hereunder at law or in equity. Reletting of the Leased Premises shall not be construed as an election on the part of Landlord to terminate this Lease and notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and recover liquidated damages as of the date of termination as set forth in Section 23(c) hereof.

e.       No Termination Without Written Notice. No re-entry by Landlord or any action brought by Landlord to oust Tenant from the Leased Premises after the occurrence of a Default shall operate to terminate this Lease unless Landlord shall give written notice of termination to Tenant, in which event Tenant’s liability shall be as above provided.

f.       Suit for Specific Performance, Injunctive Relief or Damages. Landlord may bring suit against Tenant for the specific performance of this Lease by Tenant for an injunctive or restraining order against Tenant, or for damages directly or indirectly arising out of Tenant’s breach of any term or covenant of this Lease.

g.      Right to Sublet. Notwithstanding the terms of this Section 23 or any other restrictions on subletting contained in any other section of this Lease, Cellectis SA shall have the right to sublet all or substantially all of the Leased Premises from Tenant upon the occurrence of a Default by Tenant, subject to all of the terms of this Lease and Landlord’s remedies in the event of such Default (the “Option to Sublet”). Cellectis S.A. may exercise its Option to Sublet by providing Landlord with written notice within fifteen (15) days of Tenant’s receipt of a notice of Default.

h.      Remedies Are Cumulative. Tenant agrees that Landlord may file suit to recover any sums due Landlord under the terms of this Section and that no recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and except as provided herein, shall not be deemed to be an exclusion of any of the others. No right or remedy granted to Landlord herein is intended to be exclusive of any other right or remedy hereunder or now or hereafter existing in law or equity or by statute. In the event of termination of Tenant’s right to possession, by Landlord after the occurrence of a Default, Tenant waives any and all rights to redeem the Leased Premises either provided by any statute now in effect or hereafter enacted.

24.	CONDITION OF LEASED PREMISES ON TERMINATION.

Upon termination of this Lease for any reason, Tenant covenants and agrees to remove all of its Personal Property, including fixtures and equipment installed by Tenant upon the Leased Premises which are not permanently attached (except utility connections and equipment), and Tenant shall repair any damage caused by such removal or alteration, and shall leave the Leased Premises in as good repair and clean condition as at the commencement of this Lease, normal and reasonable wear and tear and usage excepted. If a freestanding sign exists on the Leased Premises, Tenant may remove Tenant’s sign panel therefrom (but not the sign structure, sign base, sign pole or any utility connections thereto). Tenant shall, at Landlord’s election, either (i) remove at Tenant’s sole expense, any title encumbrances relating to the Leased Premises caused by Tenant’s interest in the Lease; or (ii) provide Landlord with a bond for the total amount of said title encumbrance.

All fixtures (other than trade fixtures and equipment not for the operation of the Building), improvements, alterations and equipment for the operation of the Building now or hereafter permanently attached to the Leased Premises, including without limitation all plumbing, electrical, and HVAC equipment and all doors, ceiling tiles and lighting fixtures, shall be and remain Landlord’s property and shall not be removed from the Leased Premises without Landlord’s prior written consent. All movable fixtures and equipment are and shall remain Tenant’s property, and Landlord agrees to sign any and all waivers reasonably required by Tenant in order to complete any fixture financing arrangements relative to said movable fixtures and equipment. Landlord shall have no interest in any movable fixtures and equipment owned by Tenant, or installed in or upon the Leased Premises solely at the cost and expense of Tenant. In the event said property is thereafter removed from the Leased Premises by Tenant, or any party holding a lien on, a security interest in, or a reversionary interest in the property, or by any agent or representative thereof or any purchaser thereof, pursuant to the exercise or enforcement of any rights incident to the interests created, Tenant and the party holding such interest shall jointly and severally be obligated to repair any damage necessitated by the removal of such property as may be necessary to restore the Leased Premises to good condition and repair, excepting only reasonable wear and tear, without any cost or expense to Landlord.

25.	SUCCESSORS AND ASSIGNS.

Subject to Section 18, the obligations and responsibilities of the parties to this Lease shall be binding upon, and the rights and benefits shall inure to the successors and assigns of the parties hereto; but the liabilities of any successor to the interest of the Landlord hereunder shall be limited to the performance of those obligations which arise and accrue during the period of ownership of the Leased Premises by any such successor. In the event that Landlord sells, assigns or transfers the Leased Premises, and the buyer/transferee assumes in writing all obligations of Landlord under this Lease arising thereafter, then from and after the effective date of such sale, assignment or transfer, Landlord shall have no further liability under this Lease.

26.	NOTICES.

Unless otherwise specifically provided herein, all notices and demands hereunder shall be in writing, and shall be deemed given (a) when personally delivered or (b) the next business day after timely deposit with a reliable next-business day carrier service with all fees paid by the sender, or (c) on the date of actual request if delivered in any other manner to Landlord or Tenant at the following addresses:

If to Landlord:	NLD MOUNT RIDGE LLC
50 South 6th Street, Suite 1480
Minneapolis, MN 55402
Attention: Manager
Telephone No.: (612) 313-2500

If to Tenant:	CALYXT, INC.
600 County Road D W., Suite 8
New Brighton, MN 55112
Attention: Federico Tripodi
Telephone No.: (651) 683-2807

With a copy to:	CALYXT, INC.
600 County Road D W., Suite 8
New Brighton, MN 55112
Attention: Head of Legal
Telephone No.: (651) 683-2807

With a copy to:	CELLECTIS S.A.
430 East 29th Street
New York, NY 10016

Tenant and Landlord may designate an additional or another address upon giving notice to the other parties pursuant to this Section. Notice given in any other manner other than as stated herein, shall be deemed effective only upon receipt by the party to whom such notice is given.

27.	NO ORAL AGREEMENTS.

It is expressly agreed between Landlord and Tenant that there is no verbal understanding or agreement which in any way changes the terms, covenants and conditions herein set forth, and that no modification of this Lease and no waiver of any of its terms and conditions shall be effective unless made in writing and duly executed by the authorized officers of the necessary parties or party.

28.	MERGER.

Landlord and Tenant hereby agree this Lease contains a complete and final agreement between the Parties, and supersedes any other oral or written agreements between the parties on the same subject matter.

29.	NO WAIVER.

The failure of Landlord or Tenant to insist, in one or more instances, upon the strict performance by Tenant or Landlord of any of the provisions of this Lease shall not be construed as a waiver of any right or remedy available for any future breach of such provisions. Receipt by Landlord of Rent with knowledge of the breach of any provisions hereof shall not be deemed a waiver of any right or remedy available for such breach.

30.	WARRANTIES OF TENANT; ESTOPPEL CERTIFICATE.

Tenant warrants to and for the benefit of any Mortgagee that as of the date of execution of this Lease, Tenant neither has nor claims any defense to this Lease nor any offset against the Rent payable or other obligations required of Tenant hereunder, and Tenant warrants that it has not paid any Rent in advance for a period of more than one (1) month and covenants that it will not, without such Mortgagee’s written consent, at any time during the term hereof prepay any Rent for a period longer than one month.

Tenant shall at any time and from time to time upon not less than ten (10) business days prior written notice by Landlord, execute, acknowledge and deliver to Landlord (or to such other parties as Landlord may designate) a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that all of Tenant’s representations and warranties set forth herein remain true and in full force and effect (or stating with specificity those that are not so), that the Lease has not been collaterally assigned, the dates to which the Base Rent and any other charges have been paid in advance, if any, confirming the Term and extension terms of the Lease, stating that the Tenant has accepted the Leased Premises in their then current condition and is in possession of the Leased Premises, stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge, stating that the Tenant has no right of set-off against past or future Rents due under the Lease, that no Rent has been prepaid for more than one (1) month in advance, and containing any other information and certifications which reasonably may be requested by Landlord, the holder of any Underlying Mortgage (as defined in

Section 17 hereof) or any prospective purchaser or mortgagee of the Leased Premises. Any such statement delivered pursuant to this Section may be relied upon by any party to which it is addressed, by any prospective or current mortgagee of the Leased Premises or by any prospective purchaser of the Leased Premises or any assignee of any of the same.

31.	CARDING AND LANDLORD’S RIGHT OF ENTRY.

Landlord may place signs at the Leased Premises “For Rent” or “For Sale” 270 days before the termination of this Lease. Upon two (2) business days’ advance notice, Landlord may enter the Leased Premises at reasonable hours and upon reasonable notice to exhibit Leased Premises to prospective purchasers, tenants and mortgagees and to inspect or make repairs and any such entry shall be undertaken in a manner that reasonably minimizes interference with Tenant’s use and operations and in compliance with Tenant’s safety policies. Landlord acknowledges that Tenant’s business necessitates the implementation of security measures and Tenant shall have the right to have one or more of its employees present during any inspection or entrance into the Leased Premises by Landlord.

32.	LANDLORD AND TENANT.

This Lease shall create the relationship of landlord and tenant between Landlord and Tenant.

33.	TIME OF ESSENCE.

Time is of the essence with this Lease.

34.	DEFINITION.

“Landlord” as used in this Lease shall include the original Landlord hereunder, its successors and assigns. “Tenant” shall include the original Tenant hereunder, its successors, and if this Lease shall be validly assigned or sublet, shall include also Tenant’s assignee or sublessee, as to premises covered by such assignment or sublease. “Landlord” and “Tenant” include male and female, singular and plural, corporation, partnership or individual, as may be appropriate for the particular parties.

35.	MORTGAGE.

Landlord shall have the right to place and record Underlying Mortgages against the Leased Premises as security for loans or other consideration obtained or to be obtained by Landlord, and Tenant agrees to execute such documents as may be reasonably required by any Mortgagee, including commercially reasonable attornment agreements and subordination agreements in a form consistent with the terms of this Lease (each an “SNDA”), and Landlord and Tenant hereby approve the form of SNDA attached hereto as Exhibit D.

This Lease is subject and subordinate to all Underlying Mortgages, and to all renewals, modifications, consolidations, replacements and extensions of any such Underlying Mortgages provided that the holder of such Underlying Mortgage, Tenant and Landlord shall execute an SNDA consistent with the terms of this Lease as required by such Underlying Mortgages.

If Landlord’s interest in the Leased Premises is sold or conveyed upon the exercise of any remedy provided for in any Underlying Mortgage, or otherwise by operation of law, then, so long as Tenant is not in default hereunder: (a) this Lease (and any amendments, modifications and extensions thereof) will not be affected in any way, and Tenant will attorn and recognize the new owner as Tenant’s landlord under this Lease and Tenant will confirm such attornment in writing within ten (10) days after request; and (b) the new owner shall not be (i) liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance; or (ii) subject to any defense or offset, abatement or reduction of Rent because of any default of Landlord under this Lease occurring prior to such sale or conveyance; (iii) liable to Tenant for any Rent paid more than one (1) month in advance; or (iv) bound by any amendment or modification of this Lease made without the Mortgagee’s consent.

36.	ZONING.

Tenant represents to Landlord that the Leased Premises is zoned properly so as to enable Tenant to operate the Leased Premises for the use described in Section 13 hereof.

37.	LANDLORD’S CONSENT.

In all matters referred to in this Lease, where Landlord’s consent or approval is required, Landlord agrees that Landlord will not unreasonably withhold, condition or delay Landlord’s consent or approval, except where this Lease indicates that Landlord may act in its discretion.

38.	LEGAL EXPENSE; WAIVER OF JURY TRIAL.

a.         Legal Expense. If Landlord retains the services of attorneys and successfully recovers possession of the Leased Premises, or successfully recovers any sum due but not paid after proper notice has been given by Landlord prior to any suit being filed, then all such costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord shall be paid by Tenant. If any action, arbitration or proceeding (including any appeal thereof) is brought by Landlord or Tenant (whether or not such action is prosecuted to judgment) to enforce its respective rights under this Lease or to enforce a judgment (“Action”), (i) the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees and costs; and (ii) as a separate right, severable from any other rights set forth in this Lease, the prevailing party therein shall be entitled to recover its reasonable attorneys’ fees and costs incurred in enforcing any judgment against the unsuccessful party therein, which right to recover such post-judgment attorneys’ fees and costs shall be included in any such judgment. The right to recover post-judgment attorneys’ fees shall (i) not be deemed waived if not included in any judgment; (ii) survive the final judgment in any Action; and (iii) not be deemed merged into such judgment. The rights and obligations of the parties under this Section shall survive the termination of this Lease.

b.         Waiver of Right to Jury Trial. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, ACTION, PROCEEDING, OR COUNTERCLAIM BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OF THE PREMISES (INCLUDING ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LEGAL REQUIREMENT).

39.	TITLE OF LANDLORD.

Landlord expressly covenants and agrees that as of the Commencement Date of the Term of this Lease, it will be the owner of the fee simple title to the Land and Building and other improvements subject to the Permitted Exceptions and to the Underlying Mortgages and documents related thereto, if any, and subject to any liens, encumbrances or restrictions arising from or existing, prior or during Tenant’s previous ownership of the Leased Premises. Landlord further covenants that Tenant, on paying the Rent when due hereunder and observing and timely performing all other terms and conditions contained in this Lease, shall have quiet and peaceful possession of the Leased Premises for the full Term, or extensions thereof subject to the provisions of this Lease and the Permitted Exceptions.

40.	LIMITATIONS ON LANDLORD’S LIABILITY.

It is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of Landlord’s right, title and interest in the Leased Premises, and no other real, personal or mixed property of Landlord (or any of the officers, directors, stockholders or partners, as applicable, which comprise Landlord, if any, or any distributions made to any of the same) wherever situated, shall be subject to levy to satisfy such judgment.

41.	FINANCIAL STATEMENTS.

From time to time upon request of Landlord, but in no event more than twice per each calendar year unless Tenant is in default hereunder (in which event there shall be no limitation on the number of Landlord’s requests), Tenant shall furnish to Landlord, at no cost to Landlord, a copy of the audited financial statements of Tenant and Cellectis S.A. (“Guarantor”), for Tenant’s and Guarantor’s fiscal year and calendar quarter just ended (or, if either Tenant or Guarantor is publicly traded, Tenant shall furnish a copy of the quarterly and annual audited financial statements last publicly released for such publicly traded party). Tenant acknowledges that this undertaking is of substantial value to Landlord because Landlord’s rights to such financial statements may affect the availability or cost of Landlord’s financing.

42.	GOVERNING LAW.

This Lease shall be performed, construed and enforced in accordance with the laws of the state in which the Leased Premises are located, provided, however, that the choice of law rule or doctrine shall not apply or otherwise operate so as to cause the application of the laws of another state.

43.	HEADINGS.

The headings used in this Lease are for convenience only and shall not have any bearing or meaning with respect to the content or context of this instrument.

44.	HOLDING OVER.

Tenant shall have no right to retain possession of the Leased Premises beyond the expiration or earlier termination of the Lease.

If Tenant holds over after the expiration of the Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further Term, and such month-to-month tenancy shall be subject to each and every term, covenant and agreement contained herein; provided, however, that Tenant shall pay as Base Rent during any holding over period, an amount equal to one hundred fifty percent (150%) of the Base Rent payable immediately preceding the expiration of the Term. Nothing in this Section shall be construed as a consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Leased Premises upon the expiration of the Term or upon the earlier termination hereof and to assert any remedy in law or equity to evict Tenant and/or collect damages in connection with such holding over.

45.	RIGHTS ARE CUMULATIVE.

All rights, powers and privileges conferred hereunder upon the parties shall be cumulative, but not restricted to those given by law.

46.	MEMORANDUM OF LEASE.

Either party may, at its sole cost, prepare and record a Memorandum of Lease in the form attached hereto as Exhibit E.

47.	AUTHORITY TO SIGN LEASE.

The person executing this Lease on behalf of Tenant represent and warrant to Landlord that he or she is duly authorized to execute and deliver this Lease on Tenant’s behalf in accordance with all required member, shareholder, board or other company action. Landlord warrants to Tenant that the person or persons executing this Lease on behalf of Landlord are duly authorized to execute and deliver this Lease on Landlord’s behalf.

48.	INVALIDITY.

If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Lease shall not be affected thereby and each of said terms, covenants and conditions shall be valid and enforceable to the fullest extent permitted by law.

49.	CONDITIONS AND COVENANTS; PERMITTED EXCEPTIONS.

Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

Landlord and Tenant hereby acknowledge that the Leased Premises are subject to the Permitted Exceptions. Tenant hereby agrees to assume, for the Term of this Lease (including any extensions thereof) all of the rights and obligations of the owner of the Leased Premises pursuant to said covenants, conditions and restrictions, and Landlord shall cooperate (but without out-of-pocket expense to Landlord) with Tenant in Tenant’s enforcement of any rights thereunder. Tenant shall promptly furnish to Landlord any notices or mailings Tenant receives related to the Permitted Exceptions.

Tenant will pay as additional rent hereunder throughout the Term of this Lease (and will indemnify and hold Landlord harmless from any obligation to pay the same) all Landlord’s share of the costs and expenses of the maintenance and operation of any such parking and other common areas, at the times, in the amounts and in the manner set forth in the Permitted Exceptions.

50.	SECURITY.

Tenant hereby assumes responsibility for and shall take all reasonable security measures for the Leased Premises.

51.	INTERPRETATION.

The Lease has been fully negotiated and no provision shall be construed for or against either Tenant or Landlord, and this Lease shall be interpreted in accordance with its general tenor in an effort to reach an equitable result.

52.	NO BROKERS.

Landlord and Tenant represent and warrant to each other that they have not engaged any broker, sales consultant, real estate agent or other person or entity to whom or to which a fee, commission or charge is payable with respect to negotiation and execution of this Lease, and Landlord and Tenant hereby agree to indemnify and hold the other harmless from any claims, demands, judgements, costs and attorney’s fees alleged against or incurred by the other party with respect to any broker, sales consultant, real estate agent or other persons or entity retained by the indemnifying party with respect to this Lease or the transactions contemplated hereby.

53.	GUARANTY.

Concurrently with the full execution and delivery of this Lease and as a condition to the effectiveness of this Lease, Tenant shall cause Cellectis S.A. to enter into and deliver to Landlord the Guaranty in the form attached hereto as a part hereof as Exhibit F.

54.	SALE OF LEASED PREMISES; RIGHT OF FIRST REFUSAL.

a.	Commencing on the date that is eighteen (18) months following the Initial Term Commencement Date, Landlord hereby grants Tenant a right of first refusal for the remainder of the Term of this Lease and any extension thereof, to purchase the Leased Premises (which, for purposes of this Section 54, shall include Landlord’s interest in this Lease) upon the terms and conditions set forth herein, if Landlord intends to accept an offer to purchase the Leased Premises from a Third Party (as hereafter defined) (the “Right of First Refusal”). A “Third Party” shall be any party other than (a) an affiliate of Landlord, a member, partner, officer, director or shareholder of Landlord, (b) an heir, successor, or family member of a member, partner or shareholder of Landlord, (c) a trust formed by or for the benefit of a family member, an heir or successor of a member, partner or shareholder of Landlord, or (d) an entity having at least fifty percent (50%) of the same shareholders, members or partners as Landlord’s shareholders, members or partners. If Landlord receives a bona fide Third Party offer acceptable to Landlord to purchase the Leased Premises (the “Offer”), Landlord shall provide Tenant (at Tenant’s address for notice purposes under this Lease) with a written notice of the Offer, together with a copy of the Offer, by certified mail with return receipt requested (the “Landlord Notice”). If Tenant decides to purchase the Leased Premises from Landlord on the same terms and conditions as provided in the Landlord Notice, Tenant may deliver written notice to Landlord that Tenant exercises its Right of First Refusal (the “Tenant Notice”) within fourteen (14) days after Tenant’s receipt of the Landlord Notice. For purposes of this Section 54, Tenant shall be deemed to have received the Landlord Notice on the date of delivery or attempted delivery of the Landlord’s Notice, as the case may be. If Tenant exercises its Right of First Refusal prior to the expiration of such fourteen (14) day period, Tenant shall purchase the Leased Premises on the same terms and conditions as set forth in the Offer. Tenant shall be deemed to have exercised its Right of First Refusal on the date of delivery or attempted delivery of the Tenant’s Notice. Failure of Tenant to deliver the Tenant Notice strictly in compliance with the terms of this Section 54, shall be deemed an irrevocable waiver by Tenant of its Right of First Refusal, and Landlord shall be free to sell the Leased Premises following such fourteen (14) day period. In the event Landlord conveys the Leased Premises to a Third Party, or the transaction subject to the Offer fails to close pursuant to the terms described above, Tenant’s Right of First Refusal shall thereafter continue throughout the term of this Lease, and be binding upon any successors in interest to Landlord.

b.	Notwithstanding the foregoing, this Section 54 shall have no application whatsoever to, and Tenant shall have no Right of First Refusal in connection with any voluntary sale by deed in lieu of foreclosure or involuntary sale, conveyance or other involuntary transfer of the Leased

Premises to a Mortgagee or its affiliates or assignees, whether pursuant to sheriff’s sale, trustee’s sale, deed in lieu of foreclosure, or other judicial or non-judicial foreclosure proceedings authorized by law.

c.	In the event of any sale or transfer of the Leased Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission, occurring after the consummation of such sale. In the event of any sale or transfer of this Lease, the Landlord shall be relieved of all existing obligations and liabilities hereunder provided that the purchaser or transferee assumes in writing such liabilities and obligations.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed as of the day and year first written above.

LANDLORD:

NLD MOUNT RIDGE LLC,
A Delaware limited liability company

By: JAM MN LLC, a Delaware limited liability company
Its: Manager

By:	/s/ Allison F. Morgan
Allison F. Morgan, its Manager

TENANT:

CALYXT, INC., a Delaware corporation

By:	/s/ Federico Tripodi
Federico Tripodi
Its Chief Executive Officer

EXHIBIT A

LEGAL DESCRIPTION

Real property in the City of Roseville, County of Ramsey, State of Minnesota, described as follows:

Parcel A:

Lots 1, 2, 3 and 4, Block D, Twin View, except the West 10.00 feet of said Lots 1, 2, 3 and 4.

Parcel B:

Lots 5, 6, 7, 8 and 9, Block D, Twin View, except the West 10.00 feet of said Lots 5, 6, 7, 8 and 9, and also except that part of the East 57 feet of said Lots 5, 6, 7, 8 and 9 that lies North of the South 89.32 feet of said Lot 9, and also except the West 240 feet of the East 297 feet of said Lots 5 and 6, and also except that part of the West 240 feet of the East 297 feet of said Lot 7 that lies North of the South 78.15 feet of said Lot 7.

EXHIBIT B

SITE PLAN OF LEASED PREMISES

(See attached)

18 ENLARGED PLAN ENTRY PLAZA
MT. RIDGE ROAD
1E ARCHITECTURAL SITE PLAN

GENERAL ARCHITECTURAL SITE PLAN NOTES

calyxt

CALYXT OFFICE AND LABORATORY (PHASE 2)

Calyxt

ALLIIANCE

ARCHITECTURAL SITE PLAN

a0.02

EXHIBIT C

PERMITTED EXCEPTIONS

1.	Real estate taxes and installments of special assessments payable therewith.

2.	Building and zoning laws, ordinances, and state and federal regulations.

3.	Any reservation of mineral rights.

4.	Underlying Mortgages and instruments related thereto, such as assignments of leases and rents, fixture financing statements and similar instruments, evidencing or securing indebtedness of the Landlord.

5.	Utility and drainage easements as of the date of the Lease.

6.	Access and other easements, rights-of-way, covenants or restrictions without effective forfeiture provisions and which do not interfere with existing or planned improvements or the use of the Leased Premises as currently used; provided, however, that this exception shall not extend to any easement, right-of-way, covenant or restriction which requires the expenditure of funds by Tenant now or in the future other than expenses, repairs or replacement obligations arising out of easements, rights-of-way, covenants or conditions which also benefit the Leased Premises.

7.	Such encroachments on or from the Leased Premises, easements, and other matters, if any, as disclosed by the Survey of the Leased Premises prepared by Henry D. Nelson dated August 4, 2017.

8.	Any liens, encumbrances or restrictions arising from or existing prior or during Tenant’s previous ownership of the Leased Premises or arising from Tenant’s actions during the Term of this Lease.

9.	Easement for sanitary sewer purposes as shown in the Findings of Fact, Conclusions of Law and Order, dated November 8, 1958, filed November 21, 1958 with the Ramsey County District court and recorded February 26, 2016 as Document No. A04596685 in the office of the Ramsey County Recorder.

10.	Terms and conditions of Declaration for Maintenance of Stormwater Facilities dated March 9, 2016, filed March 9, 2016, as Document No. 4598209.

11.	Terms and conditions of Resolution No. 11285, approving agricultural research plots as a conditional use (PF15-024) filed March 11, 2016, as Document No. 4598501.

12.	Terms and conditions of Resolution No. 126, approving a variance filed December 19, 2016, as Document No. 4638804.

(All recorded documents have been recorded in Ramsey County, Minnesota.)

EXHIBIT D

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

AGREEMENT AND TENANT’S ESTOPPEL CERTIFICATE

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT AND TENANT’S ESTOPPEL CERTIFICATE (this “Agreement”) is made this ____ day of ___________, 201__, by and between __________________________, a ____________________, whose address is ________________________________________________ (“Tenant”) and _________________________, a ________________________, whose address is ________________________________________________ (“Mortgagee”).

RECITALS:

______________________________, a ______________________ (“Landlord”), is the fee owner of the real estate described in Exhibit A attached hereto and made a part hereof (the “Real Estate”). Landlord has requested and Mortgagee has agreed to make a loan (the “Loan”) to Landlord secured in part by a Mortgage and Security Agreement and Fixture Financing Statement dated _____________, 201__ (the “Mortgage”) which covers the Real Estate and all buildings and other improvements located thereon. The Mortgage was recorded in the office of the __________________ in and for _______________ County, __________________ on ____________, 201__ as document no. __________.

Tenant is the lessee of a portion of the improvements located on the Real Estate pursuant to a Lease between it and Landlord dated ______________, 201__ (the “Lease”). A Memorandum of the Lease was recorded in the office of the ______________________ in and for ________________ County, ____________________ on ______________, 201__ as document no. __________.

Mortgagee has required the execution of this Agreement as a condition precedent to making the Loan to Landlord.

Accordingly, the parties hereby agree as follows:

1.	Subordination. Except as otherwise provided in paragraphs 2 and 3 of this Agreement, the Lease, and all rights of Tenant under the Lease and to the Real Estate, including without limitation any option to purchase or otherwise acquire title to the Real Estate, are hereby subjected and subordinated, and shall remain in all respects and for all purposes subject and subordinate, to the lien of the Mortgage and to the rights and interest of Mortgagee and its successors and assigns, as fully and with the same effect as if the Mortgage had been duly executed, acknowledged and recorded, and the indebtedness secured thereby had been fully disbursed prior to the execution of the Lease or possession of the Real Estate by Tenant, or its predecessors in interest.

2.	Mortgagee Not to Disturb Tenant. Mortgagee agrees that so long as Tenant is not in default (beyond any period given Tenant under the Lease to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed, Mortgagee will not join Tenant as a party defendant in any action or proceeding foreclosing the Mortgage unless required to foreclose the Mortgage and then only for such purpose and not for the purpose of terminating the Lease, and further, that in the event of a foreclosure Tenant’s possession of the Real Estate and Tenant’s rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with the Lease, shall not be diminished or interfered with by Mortgagee and Tenant’s occupancy of the Real Estate shall not be disturbed by Mortgagee.

3.	Tenant to Attorn to Mortgagee. If the interest of Landlord shall be transferred to and owned by Mortgagee by reason of foreclosure of the Mortgage or other proceedings brought by it in lieu of or pursuant to a foreclosure, or in any other manner, and Mortgagee succeeds to the interest of Landlord under the Lease, Tenant shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Mortgagee were originally the landlord under the Lease, and Tenant does hereby attorn to Mortgagee as its landlord, such attornment to be automatically effective immediately upon Mortgagee’s succeeding to the interest of Landlord under the Lease without the execution of any further instruments on the part of any of the parties hereto. The respective rights and obligations of Tenant and Mortgagee upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals thereto, shall be and are the same as now set forth in the Lease, the terms of which are hereby fully incorporated herein by reference and made a part of this Agreement.

4.	Mortgagee Not Bound by Certain Acts of Landlord. If Mortgagee shall succeed to the interest of Landlord under the Lease, Mortgagee shall not be liable for any act or omission of Landlord; nor subject to any offsets or defenses which Tenant might have against Landlord; nor bound by any rent or additional rent which Tenant might have paid for more than the then current installment; nor bound by any amendment or modification of the Lease which changes the termination date, required rental payments, size of the demised premises or any other economic term of the Lease that were made without Mortgagee’s consent. In no circumstances shall Mortgagee be liable for any failure of Landlord to complete construction of the Leased Premises subject to the Lease.

5.	Payment of Rent After Default. If an Event of Default occurs under the Mortgage, Mortgagee may demand all rents due pursuant to the Lease be paid directly to it and, upon such demand in writing, Tenant will remit all such rent payments as and when due to Mortgagee, or its order, until further notice.

6.	Tenant’s Estoppel. Tenant hereby represents and warrants to and covenants with Mortgagee as follows:

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(a)	The Lease is presently in full force and effect and has not been amended. Except as stated below, there is presently no default thereunder by Landlord, and there exists no event or occurrence of which Tenant is aware which would, with the passage of time, constitute a default by Landlord.

(b)	Tenant has paid no rent under the Lease for a period of more than one month in advance.

(c)	Tenant has no charge, lien or claim of offset under the Lease or otherwise, against rent or other amounts due to Landlord under the Lease.

(d)	Except as stated in the Lease, Tenant has no right to any rent concession or rent abatement. Tenant has no purchase, renewal or extension option for the Leased Premises subject to the Lease except as provided in the Lease. The term of the Lease expires as provided in the Lease.

(e)	Tenant has deposited with Landlord the full amount of the security deposit required by the Lease, if any. Deposit amount: NONE

(f)	All contributions to be paid by Landlord to date for improvements to the Leased Premises subject to the Lease have been paid in full and all of Landlord’s obligations with respect to tenant improvements have been fully performed. Tenant has accepted the Leased Premises subject to the Lease, with no conditions other than those set forth in the Lease.

(g)	There are no actions, whether voluntary or otherwise, pending against Tenant or any guarantor of Tenant’s obligations under the Lease pursuant to the bankruptcy or insolvency laws of the United States or any state.

(h)	Tenant shall not exercise any right that it may have to terminate the Lease upon the default of Landlord without first giving Mortgagee at least 30 days’ written notice of the default and an opportunity to cure the same.

(i)	Tenant shall not amend the Lease in a manner which changes the termination date, required rental payments, size of the demised premises, or any other economic term of the Lease without first receiving Mortgagee’s written consent to the proposed amendment.

7.	Successors and Assigns. This Agreement and each and every covenant, agreement and other provision hereof shall be binding upon the parties hereto and their successors and assigns, including without limitation each and every holder of the Lease or any other person having an interest therein and shall inure to the benefit of Mortgagee, and its successors and assigns.

8.	Choice of Law. This Agreement is made and executed under and in all respects is to be governed and construed by the laws of the State of Minnesota.

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9.	Captions and Headings. The captions and headings of the various sections of this Agreement are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular.

10.	Notices. Any notices which any party hereto may desire or may be required to give to any other party shall be in writing and the mailing thereof by certified mail, or equivalent, to the addresses as set forth above, or to such other places and parties as any party hereto may by notice in writing designate shall constitute service of notice hereunder.

Tenant:

By

Its:

TENANT’S ACKNOWLEDGMENT

STATE OF __________	)
) ss.
COUNTY OF _________	)

The foregoing instrument was acknowledged before me this ____ day of _______________, 201__, by ______________________________, the ______________________________ of ________________

______________, a _____________________, on behalf of the _____________________.

Notary Public

4

Mortgagee:

By

Its:

MORTGAGEE’S ACKNOWLEDGMENT

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this ____ day of ________________, 201__, by ______________________________, the ________________________ of ___________________________________, a ___________________, on behalf of the ________________.

Notary Public

5

LANDLORD’S CONSENT

Landlord hereby consents to all of the provisions of the foregoing Subordination, Non-Disturbance and Attornment Agreement and Tenant’s Estoppel Certificate.

By

Its:

LANDLORD’S ACKNOWLEDGMENT

STATE OF __________	)
) ss.
COUNTY OF _________	)

The foregoing instrument was acknowledged before me this ____ day of ________________, 201__, by ______________________________, the ______________________________ of ______________________________, a _____________________, on behalf of the _____________________.

Notary Public

THIS INSTRUMENT WAS DRAFTED BY:

Malkerson Gunn Martin LLP (KMM)

220 South Sixth Street, Suite 1900

Minneapolis, MN 55402-4511

6

EXHIBIT A

DESCRIPTION OF REAL ESTATE

7

EXHIBIT E

MEMORANDUM OF LEASE

This Memorandum of Lease (this “Memorandum”) executed as of __________________, 201__, by and between _________________________ LLC, a Delaware limited liability company (“Landlord”), and _________________________, a ______________________ (“Tenant”).

WITNESSETH:

That Landlord and Tenant have entered into a Lease (the “Lease”) dated as of this date, the terms, provisions and conditions of which are incorporated herein by reference to the same extent as if recited in their entirety herein, whereby Landlord has leased to Tenant and Tenant has leased from Landlord certain real property and located therein, situated in _______________County, State of ____________, (the “Leased Premises”), said Leased Premises being more particularly described on Exhibit “A” attached hereto.

Special reference is hereby made to the following terms and provisions of the Lease:

1.       Subject to the terms and conditions of the Lease, the Term has commenced, and, unless earlier terminated in accordance with the provisions of the Lease or law, shall continue until the Expiration Date set forth in the Lease. Tenant shall have the right to extend the Term of the Lease for four (4) additional consecutive ________ (___) year periods (collectively, the “Renewal Terms” and individually, an “Renewal Term”) by giving Landlord written notice of its election to exercise such right of extension at least two hundred seventy (270) days before the expiration of the Initial Term or any Renewal Term of the Lease, as the case may be. In order for such notice to be effective, Tenant shall not then be in default under any terms or provisions contained in the Lease. In the event of the exercise of the right to extend the Lease for Renewal Terms, all terms and conditions of the Lease shall continue during each such Renewal Term. If Tenant fails to exercise within the applicable time period its right to extend the term of the Lease for any of the Renewal Terms, the Term of the Lease shall expire at the end of the Initial Term or the Renewal Term, as the case may be.

2.       Upon the expiration or sooner termination of the Lease, at the request of either party, Landlord and Tenant shall enter into and record a memorandum evidencing such termination in a form reasonably satisfactory to both parties.

This Memorandum is executed for the purpose of recordation in the Official Records of the County, in order to give notice of the terms and provisions of the Lease and is not intended and shall not be construed to define, limit or modify the Lease. This Memorandum may be executed in counterpart.

LANDLORD:

_________________________________ LLC,
A Delaware limited liability company

By:
____________________, its ______________

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

On ________________, 201__, before me, a Notary Public in and for said County and State, personally appeared ____________________, the ________________ of ________________________, a Delaware limited liability company, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same on behalf of the limited liability company.

Notary Public

2

TENANT:

_________________________________, a
______________________________

By:
____________________, its ______________

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

On ________________, 201__, before me, a Notary Public in and for said County and State, personally appeared _____________________, the ______________________ of _____________________, a ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same on behalf of the ___________________________.

Notary Public

THIS INSTRUMENT WAS DRAFTED BY:

Malkerson Gunn Martin LLP (KMM)

220 South Sixth Street, Suite 1900

Minneapolis, MN 55402-4511

3

EXHIBIT A

LEGAL DESCRIPTION

4

EXHIBIT F

LEASE GUARANTY

WHEREAS, a certain Lease Agreement (the “Lease”), dated as of the _____ day of ____________, 2017, has been executed by and between _________________________, a _________________ (“Landlord”) and Calyxt, Inc., a Delaware corporation (“Tenant”), covering certain Premises located at ____________________________________________ in the City of Roseville, County of Ramsey, State of Minnesota, on property legally described in Exhibit A attached hereto (the “Property”);

WHEREAS, Landlord has agreed to construct additional improvements to the Property pursuant to that certain Construction Agreement, dated as of the _____ day of ____________, 2017, by and between Landlord and Tenant (the “Construction Agreement”).

WHEREAS, as a condition to Landlord’s entering into the Lease and the Construction Agreement with Tenant, Landlord required that ___________________________, a ____________________ (“Guarantor”), guarantee all liabilities, obligations and duties of Tenant under the Lease and the Construction Agreement;

WHEREAS, Guarantor is benefited by the economic success of Tenant and Guarantor desires to induce Landlord to enter into the Lease and the Construction Agreement with Tenant.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees that:

1.       The terms and definitions used in the Lease shall have the same meaning in this Guaranty.

2.       Subject to the terms of Section 12 hereof, Guarantor hereby absolutely, unconditionally and irrevocably guarantees the truth and accuracy of all representations, warranties and certifications of Tenant set forth in the Lease and the Construction Agreement, full, complete and prompt payment of all Rent (as defined in the Lease) and the performance by Tenant of all obligations of Tenant under the Lease and the Construction Agreement from the effective date thereof through the end of the Term of the Lease, including any option terms, renewal terms or extensions thereof (collectively, the “Obligations”).

3.       Guarantor hereby waives (a) notices of acceptances of this Guaranty and of Tenant’s default in the Obligations; (b) notices of amendments or modifications of the Lease or the Construction Agreement; (c) presentment and demand for payment or performance; (d) notice of any and all acts of Landlord to be done to establish the liability of the Guarantor hereunder; (e) demand, protest, notice of any indulgence or extensions granted to Tenant; (f) any requirement of diligence or promptness on the part of Landlord in the enforcement of the

Lease or the Construction Agreement and any notice thereof; and (f) any other notice whereby to charge the Tenant thereunder.

4.       The liability of Guarantor hereunder shall in no way be affected by: (i) the release or discharge of Tenant in any creditors’, receivership or bankruptcy proceeding; (ii) any alteration of or amendment to the Lease or the Construction Agreement; (iii) any sale, assignment or sublease, or any pledge or mortgage of the rights of Tenant under the Lease or the Construction Agreement; (iv) any application or release of any security or other guaranty given for the performance and observance of the covenants and conditions in the Lease or the Construction Agreement on Tenant’s part to be performed and observed; (v) the execution of any subordination and non-disturbance agreement by Tenant in favor of any lender of Landlord; (vi) any one or more extensions or renewals of the Lease; or (vii) any full or partial release of, settlement with, or agreement not to sue Tenant or any other guarantors or other party liable with respect to any of the Obligations. The liability of Guarantor hereunder is primary and independent of any and every other guarantor or party, whether or not suit is brought against Tenant, any other guarantor or any other party, and whether or not Tenant or any other guarantor or party be joined in such action or actions.

5.       In amplification of the foregoing, Guarantor hereby consents to any assignment or subletting by Tenant or its successors or assigns, and agrees that the same shall in no way relieve it from any liability under this Guaranty, and hereby expressly consents to Landlord proceeding directly against Guarantor on this Guaranty without first exhausting any remedy or remedies which Landlord may have against Tenant.

6.       Additionally, in amplification of the foregoing, Guarantor agrees that Landlord shall not be required to first resort for payment or performance to Tenant or other persons or entities or their properties or estates, or to any collateral, property, liens or other rights or remedies whatsoever.

7.       Guarantor will not exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to Guarantor against any person liable for payment of the Obligations, or as to any collateral security therefor, unless and until all of the Obligations shall have been fully paid and discharged. No payment by the Guarantor pursuant to any provision hereof shall entitle the Guarantor, by subrogation to the rights of Landlord or otherwise, to any payment by Tenant, or out of the property of Tenant except after payment in full of all Obligations.

8.       Any indebtedness of Tenant now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of Tenant to Landlord. Any such indebtedness of Tenant to the Guarantor, if Landlord so requests, shall be collected, enforced and received by the Guarantor as trustee for Landlord to be paid over to Landlord on account of the Obligations, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

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9.       Guarantor agrees to pay all costs and expenses, including reasonable attorney’s fees, incurred by Landlord in connection with the protection, defense or enforcement of this Guaranty.

10.       This Guaranty shall inure to the benefit of the Landlord and its successors and assigns and any assignee of the Landlord’s interest in the Lease, and shall be binding upon Guarantor and its successors and assigns, personal representatives, devisees and heirs.

11.       Guarantor hereby agrees to indemnify and hold harmless Landlord from any loss, cause of action, claim, costs, expense or fee (including but not limited to attorneys’ fees) suffered or occasioned by the failure of Tenant to satisfy the Obligations. The obligations of Guarantor under this paragraph shall be primary and independent of any other guarantor or party liable with respect to any of the Obligations. The agreement to indemnify Landlord contained in this paragraph shall be enforceable notwithstanding the invalidity or unenforceability of the Lease or the invalidity or unenforceability of any other paragraph or paragraphs contained herein.

12.       Provided Tenant has maintained a tangible net worth of at least Three Hundred Million Dollars ($300,000,000.00), as determined in accordance with generally accepted accounting principles, for two (2) consecutive calendar years and such net worth is evidenced by audited financial statements of the Tenant provided to Landlord, this Guaranty shall expire on the last day of the second such consecutive calendar year, but Guarantor’s obligations for any and all Obligations which arise and accrue prior to the last day of the second such consecutive calendar year shall survive the expiration of the Lease and this Guaranty.

13.       Guarantor shall furnish Landlord with annual audited financial statements (including income statements and balance sheets) as of the end of each calendar year by no later than March 31 of each year (or, if Guarantor is publicly traded, such later date as said statements are released to the public), and year-to-date as of the end of each calendar quarter within 30 days after the end of each such quarter (or, if Guarantor is publicly traded, such later date as said statements are released to the public), and if the financial statements are unaudited, then the statements shall be certified as true and correct by an officer, managing partner or managing member of Guarantor.

14.       Guarantor hereby irrevocably agrees that any legal action or proceedings against it with respect to this Guaranty may be brought in the state courts of the State of Minnesota or in any United States District Court in the State of Minnesota, and by the execution and delivery of this Guaranty, Guarantor hereby irrevocably submits to the jurisdiction of each such court and hereby irrevocably waives any and all objections that Guarantor may have as to jurisdiction or venue in any of such courts. Guarantor acknowledges that it has received sufficient consideration for any inconvenience which may be caused by any legal action brought in the State of Minnesota and agrees that the enforcement of the provisions of this

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paragraph against Guarantor would not be unreasonable or unfair under all the circumstances of the Lease or this Guaranty.

15.       Landlord agrees to use commercially reasonable efforts to provide Guarantor notice of any Default by Tenant under the Lease, pursuant to the notice provisions of Section 26 of the Lease, and in the event of any such Default, Guarantor shall have to Option to Sublet set forth in Section 23 of the Lease.

[Remainder of this page intentionally left bank; signatures follow:]

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty effective as of the ________ day of ________________________, 2017.

__________________________________, a __________________________
By
Name	_________________________________
Its	_________________

Signed and acknowledged in the

presence of:

WITNESSES:

___________________________________

Printed Name________________________

___________________________________

Printed Name________________________

STATE OF __________	)
) ss.
COUNTY OF _________	)

The foregoing instrument was acknowledged before me this ____ day of _____________, 2017, by ______________________________, the ______________________________ of ________________________________, a ________________________, on behalf of the _______________________.

Notary Public

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EXHIBIT A

LEGAL DESCRIPTION

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